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                                                                   EXHIBIT T3E-2



                         UNITED STATES BANKRUPTCY COURT

                          WESTERN DISTRICT OF VIRGINIA

                                ROANOKE DIVISION

In re:
                                                  Chapter 11
RBX Corporation, et al,(1)
                                                  Case No. 7-01-00436 WSR
                        Debtors.                  Jointly Administered

----------------------------------------------

                   SECOND AMENDED JOINT PLAN OF REORGANIZATION
              OF RBX GROUP, INC. AND ITS SUBSIDIARIES, AS MODIFIED

PACHULSKI, STANG, ZIEHL, YOUNG & JONES P.C.
Laura Davis Jones
Debra Grassgreen
Jonathan J. Kim
919 North market Street, 16th Floor
Wilmington, Delaware 19899-8705
Telephone: (302) 652-4100
Facsimile: (302) 652-4400

        -and-

HUNTON & WILLIAMS
Benjamin C. Ackerly (Bar No. 9120)
Robert S. Westermann (Bar No. 43294)
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, VA  23219
Telephone: (804) 788-8200
Facsimile: (804) 788-8218
Counsel for Debtors and Debtors in Possession


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(1) The Debtors are the following entities: RBX Corporation, RBX Group, Inc.,
Rubatex Corporation, Waltex Corporation, Groendyk Manufacturing, Inc., UPR Disposition, Inc., Universal Rubber Company, OleTex, Inc., Midwest Rubber Custom Mixing Corp., and Hoover-Hanes Rubber Custom Mixing Corp.


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                 SECOND AMENDED JOINT PLAN OF REORGANIZATION OF

                      RBX GROUP, INC. AND ITS SUBSIDIARIES

        RBX Group, Inc., RBX Corporation, Rubatex Corporation, Waltex Corporation, Groendyk Manufacturing Company, Inc., UPR Disposition, Inc., Universal Rubber Company, OleTex, Inc., Midwest Rubber Custom Mixing Corp., and Hoover-Hanes Rubber Custom Mixing Corp., as debtors and debtors in possession in the above-captioned chapter 11 cases, hereby propose the following Joint Plan of Reorganization pursuant to chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101 et seq., as amended:

                                   ARTICLE I

                                   DEFINITIONS

        As used herein, the following terms shall have the respective meanings specified below. All capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Bankruptcy Code and in the Bankruptcy Rules.

        1.1    DEFINITIONS

               1.1.1 "ADMINISTRATIVE CLAIM" means any Claim for an administrative expense of the kind described in Bankruptcy Code Section 503(b), 507(b) or 1114(e)(2), including, without limitation, the actual and necessary costs and expenses of preserving the Estates of the Debtors incurred after the commencement of the Cases, Claims for fees and expenses pursuant to Bankruptcy Code Sections 330 and 331 and fees, if any, due to the United States Trustee under 28 U.S.C. Section 1930(a)(6).

               1.1.2 "ADMINISTRATIVE CLAIM BAR DATE" means the last date or dates fixed by the Bankruptcy Court for filing proofs of certain Administrative Claims pursuant to Rule 3003(c)(3) of the Bankruptcy Rules and the Final Order or Orders issued thereunder.

               1.1.3 "AIP" means American Industrial Partners, a Delaware general partnership.

               1.1.4 "AIP CLAIM" means the claim of AIP arising out of or relating to the AIP


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Management Agreement.

               1.1.5 "AIP MANAGEMENT AGREEMENT" means the management services agreement, dated as of October 16, 1995, between RBX and AIP.

               1.1.6 "ALLOWANCE DATE" means (a) if the Claim or Interest becomes an Allowed Claim or Allowed Interest pursuant to a Final Order, the date on which such order becomes a Final Order, (b) if the Claim becomes an Allowed Claim pursuant to an agreement, the date fixed in the agreement as the Allowance Date, and (c) if the Allowed Amount of the Claim or Interest is determined by the filing of a proof of claim or interest or the scheduling of same as to which the time for objection has passed with no objection having been timely filed, the first Business Day occurring after the applicable deadline for objections.

               1.1.7 "ALLOWED AMOUNT" means:

                      (a) with respect to any Administrative Claim (i) if the Claim is based upon a Fee Application, the amount of such Fee Application that has been approved by a Final Order of the Bankruptcy Court; (ii) if the Claim is based upon any indebtedness or obligation incurred in the ordinary course of business of the Debtors and is not otherwise subject to an Administrative Claim Bar Date, the amount of such Claim that has been agreed to by the Debtors and such Creditor, failing which, the amount thereof as fixed by a Final Order of the Bankruptcy Court; or (iii) if the Holder of such Claim was required to file and has filed proof thereof with the Bankruptcy Court prior to an Administrative Claim Bar Date: (1) the amount stated in such proof if no objection to such proof of claim was interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or (2) the amount thereof as fixed by Final Order of the Bankruptcy Court if an objection to such proof was interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court;

                      (b) with respect to a Tax Claim or DIP Facility Claim, the amount thereof as fixed by a Final Order of the Bankruptcy Court or agreement between the Holders of such Claims and the Debtors or Reorganized RBX;


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                      (c)    with respect to any Deficiency Claim, the amount
thereof as fixed by Final Order of the Bankruptcy Court; and

                      (d) with respect to any Priority Claim, 12% Noteholder Claim, 11 1/4% Noteholder Claim, Secured Claim or Unsecured Claim, (i) if the Holder of such Claim, the 12% Indenture Trustee, or the 11 1/4% Indenture Trustee did not file proof thereof with the Bankruptcy Court within the applicable period of time fixed by the Bankruptcy Court pursuant to Rule 3003(c)(3) of the Bankruptcy Rules and a Final Order issued thereunder, the amount of such Claim as listed in the Debtors' Schedules as neither disputed, contingent nor unliquidated; or (ii) if the Holder of such Claim, the 12% Indenture Trustee, or the 11 1/4% Indenture Trustee has filed proof thereof with the Bankruptcy Court within the applicable period of time fixed by the Bankruptcy Court pursuant to Rule 3003(c)(3) of the Bankruptcy Rules and a Final Order issued thereunder, (1) the amount stated in such proof if no objection to such proof of claim was interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or (2) the amount thereof as fixed by Final Order of the Bankruptcy Court if an objection to such proof was interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court;

                      (e) with respect to any Interest, (i) the amount provided by or established in the records of the Debtors at the Confirmation Date, provided, however, that a timely filed proof of Interest shall supersede any listing of such Interest in the records of the Debtors; or (ii) the amount stated in a proof of Interest Filed prior to the Confirmation Date if no objection to such Interest was filed prior to the Confirmation Date or such later date as the Bankruptcy Court allows; or (iii) the amount of such Interest as fixed by a Final Order of the Bankruptcy Court.

               1.1.8 "ALLOWED CLAIM" means any Claim for which and to the extent an Allowed Amount has been determined.

               1.1.9 "ALLOWED INTEREST" means any Interest for which and to the extent an Allowed Amount has been determined.


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               1.1.10 "ALTERNATIVE LENDER" means such third party lender, other than Congress, chosen by the Debtors to provide the Exit Financing Facility.

               1.1.11 "AMENDED AND RESTATED BY-LAWS" means the Amended and Restated By-Laws of Reorganized RBX.

               1.1.12 "AMENDED AND RESTATED CHARTER" means the Amended and Restated Certificate of Incorporation of Reorganized RBX, which shall, among other things, authorize the issuance of 1,000,000 shares of New Common Stock.

               1.1.13 "AVOIDANCE RIGHTS OF ACTION" means all Rights of Action arising under Bankruptcy Code Sections 544-550 or any applicable state law.

               1.1.14 "BALLOT DATE" means the date set by the Bankruptcy Court as the last date for timely submission by a Creditor or Interest Holder of a ballot accepting or rejecting the Plan.

               1.1.15 "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended, as set forth in title 11 of the United States Code, 11 U.S.C. Sections 101 et seq., as now in effect or hereafter amended.

               1.1.16 "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Western District of Virginia, Roanoke Division, or such other court of competent jurisdiction as may be administering the Cases or any part thereof.

               1.1.17 "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure promulgated pursuant to 28 U.S.C. Section 2075, as now in effect or hereinafter amended, together with the local rules of the Bankruptcy Court.

               1.1.18 "BUSINESS DAY" means any day, other than a Saturday, a Sunday or a "legal holiday," as defined in Bankruptcy Rule 9006(a).

               1.1.19 "CASES" means the chapter 11 cases commenced by the Debtors on the Petition Date and pending before the Bankruptcy Court.

               1.1.20 "CASH" means currency of the United States of America and cash equivalents, including, but not limited to, bank deposits, immediately available or cleared checks, drafts, wire transfers and other similar forms of payment.


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               1.1.21 "CHASE" means Chase Manhattan Bank.

               1.1.22 "CLAIM" means any claim against the Debtors or any of them within the meaning of Bankruptcy Code Section 101(5).

               1.1.23 "CLASS" means each class of Claims or Interests established pursuant to Article 3 of the Plan.

               1.1.24 "COMMITTEE" means the official committee of unsecured creditors of the Debtors appointed in the Cases pursuant to Bankruptcy Code
Section 1102.

               1.1.25 "COMMITTEE AVOIDANCE LITIGATION" means that certain adversary proceeding, Adv. Proc. No. 01-00039A-WSR, commenced on March 14, 2001 with the Bankruptcy Court, by the Committee, joined by the 11 1/4% Indenture Trustee, against the 12% Indenture Trustee and three of the 12% Noteholders - Alliance Capital Management, L.P., Conseco Capital Management, Inc., and PPM America, Inc.

               1.1.26 "CONFIRMATION DATE" means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

               1.1.27 "CONFIRMATION HEARING" means the date or dates established by the Bankruptcy Court for the hearing(s) on confirmation of the Plan pursuant to Bankruptcy Code Section 1129.

               1.1.28 "CONFIRMATION OBJECTION DATE" means the deadline set by the Bankruptcy Court for submitting objections to confirmation of the Plan.

               1.1.29 "CONFIRMATION ORDER" means the order entered by the Bankruptcy Court confirming the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code.

               1.1.30 "CONGRESS" means Congress Financial Corporation, a Delaware corporation.

               1.1.31 "CREDITOR" means any Person who is the Holder of a Claim against any Debtor that arose or accrued or is deemed to have arisen, accrued, matured, or otherwise become due, owing, and payable on or before the Effective Date, including, without limitation, Claims of the kind specified in Bankruptcy Code Section 502(g), 502(h) or 502(i).


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               1.1.32 "CRITICAL VENDOR" means a Person who has been identified by the Debtors, in their sole discretion, as a "Critical Vendor", as such term is defined in, and pursuant to, the Debtors' "Motion for an Order Authorizing, But Not Requiring, Debtors to Pay Pre-petition Claims of Critical Vendors Pursuant to 11 U.S.C. Section 105(a)" and the Critical Vendors Order.

               1.1.33 "CRITICAL VENDORS ORDER" means that certain "Order Authorizing Debtors to Pay Pre-Petition Claims of Critical Vendors Pursuant to 11 U.S.C. Section 105(a)" entered by the Bankruptcy Court in these Cases on or about December 8, 2000.

               1.1.34 "DEBTOR(s)" means, individually, RBX Group, Inc., RBX Corporation, Rubatex Corporation, Waltex Corporation, Groendyk Manufacturing Company, Inc., UPR Disposition, Inc., Universal Rubber Company, OleTex, Inc., Midwest Rubber Custom Mixing Corp., and Hoover-Hanes Rubber Custom Mixing Corp., as the case may be, and collectively, in their individual corporate capacity or other capacity and in their capacity as debtors and debtors in possession under chapter 11 of the Bankruptcy Code.

               1.1.35 "DEFICIENCY CLAIM" means any Unsecured Claim representing the amount, if any, by which the Allowed Amount of the Claim exceeds the value of the property owned or held by the Debtors which collateralizes the Claim.

               1.1.36 "DIP FACILITY AGREEMENT" means the postpetition revolving credit agreement, dated as of April 20, 2001 between the Debtors and Congress, as amended from time to time, providing debtor-in-possession financing in the maximum aggregate principal amount of $35 million.

               1.1.37 "DIP FACILITY CLAIMS" means the Claims arising under the DIP Facility Agreement.

               1.1.38 "DIP FACILITY ORDER" means the interim order and the Final Order entered by the Bankruptcy Court approving the DIP Facility Agreement and the financing arrangements contemplated thereby.

               1.1.39 "DIP LENDER" means Congress.


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               1.1.40 "DISCLOSURE STATEMENT" means the Disclosure Statement, dated as of January 22, 2001, as amended, modified or supplemented from time to time, submitted pursuant to Bankruptcy Code Section 1126(b) in connection with the solicitation of acceptances of the Plan.

               1.1.41 "DISPUTED CLAIM" means all or part of any Claim that is not an Allowed Claim as to which: (a) a proof of Claim has been filed with the Bankruptcy Court, or deemed filed under applicable law or order of the Bankruptcy Court or a Claim that has been scheduled by a Debtor in its Schedules; (b) an objection has been or may be timely filed; and (c) such objection has not been: (i) withdrawn, (ii) overruled or denied in whole or part by a Final Order, or (iii) granted in whole or part by a Final Order. Before the time that an objection has been or may be filed, a Claim shall be considered a Disputed Claim (A) if the amount or classification of the Claim specified in the proof of Claim exceeds the amount or classification of any corresponding Claim scheduled by the relevant Debtor in its Schedules; (B) in its entirety, if any corresponding Claim scheduled by the relevant Debtor has been scheduled as disputed, contingent or unliquidated; or (C) in its entirety, if no corresponding Claim has been scheduled by the relevant Debtor in its Schedules.

               1.1.42 "DISTRIBUTION AGENT" means Reorganized RBX or the Person selected by Reorganized RBX to hold and distribute Cash and such other property as may be distributed pursuant to the Plan and employed on such terms as may be determined by Reorganized RBX without further court order; provided, however, with respect to and for purposes of any distributions to be made to holders of 12% Noteholder Claims pursuant to the Plan, the "Distribution Agent" shall mean the 12% Indenture Trustee; provided further, that with respect to and for purposes of any distributions to be made to holders of 11 1/4% Noteholder Claims pursuant to the Plan, the "Distribution Agent" shall mean the 11 1/4% Indenture Trustee.

               1.1.43 "DISTRIBUTION DATE" means the dates distributions are made to Holders of Allowed Claims and under the Plan.

               1.1.44 "11 1/4% INDENTURE TRUSTEE" means the United States Trust Company of New York, as the trustee under the 11 1/4% Note Indenture, or any successor thereto.


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               1.1.45 "11 1/4% NOTEHOLDER" means each Person holding, or having a beneficial interest in, a 11 1/4% Note as of the Record Date.

               1.1.46 "11 1/4% NOTES" means the 11 1/4% Senior Subordinated Notes due October 15, 2005, issued by RBX Corp. pursuant to the 11 1/4% Note Indenture.

               1.1.47 "11 1/4% NOTEHOLDER CLAIMS" means all Claims of the 11 1/4% Noteholders and 11 1/4% Indenture Trustee against RBX Corp. and certain other Debtors arising under or evidenced by the 11 1/4% Notes or the 11 1/4%
Note Indenture and related documents.

               1.1.48 "11 1/4% NOTE INDENTURE" means the Indenture, dated as of October 16, 1995 among RBX Corp. as issuer, each of the subsidiary guarantors named therein and the 11 1/4% Indenture Trustee, for the issuance of the 11 1/4% Notes, as amended, modified or supplemented from time to time.

               1.1.49 "EFFECTIVE DATE" shall mean the first Business Day after the conditions set forth in Section 13.2 of the Plan have been satisfied or waived as provided in the Plan, provided that the Effective Date shall be no later than August 15, 2001 unless such date is extended pursuant to Section 13.2(e) of the Plan.

               1.1.50 "ESTATE" means each estate created pursuant to Bankruptcy Code Section 541(a) upon the commencement of each Case.

               1.1.51 "EXISTING COMMON EQUITY INTERESTS" means the shares of common stock of each of the Debtors and other unexercised rights, if any, to acquire shares of such common stock by way of option, warrant or other legal or contractual right, outstanding immediately prior to the Effective Date.

               1.1.52 "EXISTING RBX COMMON STOCK" means the shares of common stock of the Parent and other unexercised rights, if any, to acquire shares of Existing RBX Common Stock by way of option, warrant or other legal or contractual right, outstanding immediately prior to the Effective Date.

               1.1.53 "EXISTING SECURITIES" means, collectively, the Existing RBX Common Stock, the Preferred Equity Interests, the 12% Notes, and the 11 1/4% Notes.


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               1.1.54 "EXIT FINANCING AGREEMENTS" means the Exit Loan Agreement, together with all other agreements, documents and instruments executed and/or delivered in connection therewith or related thereto.

               1.1.55 "EXIT FINANCING FACILITY" means the exit financing to be provided by the Exit Lender to Reorganized RBX as described in Sections 7.1 and
7.2 of the Plan.

               1.1.56 "EXIT LENDER" means the third party lender chosen by the Debtors to provide the Exit Financing Facility, whether it be Congress or the Alternative Lender.

               1.1.57 "EXIT LOAN AGREEMENT" means the New Revolving Credit Agreement and/or the New Term Loan Agreement, which may be evidenced in one and the same document, between Reorganized RBX and the Exit Lender (whether it be Congress or the Alternative Lender), providing post-confirmation financing of up to $45 million.

               1.1.58 "FEE APPLICATIONS" means applications of Professional Persons under Bankruptcy Code Sections 330, 331 or 503 for allowance of compensation and reimbursement of expenses in the Cases.

               1.1.59 "FEE CLAIM" means a Claim under Bankruptcy Code Sections 330, 331, 503 or 1103 for allowance of compensation and reimbursement of expenses in the Cases.

               1.1.60 "FILED" means delivered to, received by and entered upon the legal docket by the Clerk of the Bankruptcy Court.

               1.1.61 "FINAL ORDER" means a judgment, order, ruling or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other tribunal which judgment, order, ruling or other decree has not been reversed, stayed, modified or amended and as to which (a) the time to appeal or petition for review, rehearing or certiorari has expired and as to which no appeal or petition for review, rehearing or certiorari is pending or
(b) any appeal or petition for review, rehearing or certiorari has been finally decided and no further appeal or petition for review, rehearing or certiorari can be taken or granted.

               1.1.62 "HOLDER" means the record owners of any Claim or Interest, which, in the case of an investment company, shall be the investment company and not its shareholders, and


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which in the case of an insurance company, shall be the insurance company and not its insureds; provided that, with respect to the 12% Notes, a "Holder" thereof shall mean a "12% Noteholder" and, with respect to the 11 1/4% Notes, a "Holder" thereof shall mean a "11 1/4% Noteholder". The record holder shall be the entity identified as the record holder on the Plan Proponent's books and records as of the Allowance Date for such Claim or Interest unless otherwise agreed by the Plan Proponent or determined pursuant to a final Order.

               1.1.63 "INCENTIVE PLAN" means the equity incentive plan established for certain of the management level employees, directors, officers, and third party consultants of Reorganized RBX pursuant to which, among other things, such Persons will be issued the Management Options, as such plan shall be more specifically set forth in writing as filed with the Bankruptcy Court no later than ten (10) calendar days before the Confirmation Hearing.

               1.1.64 "INFORMAL NOTEHOLDERS COMMITTEE" means the ad hoc committee of certain 12% Noteholders, consisting of Conseco Capital Management, Inc., Alliance Capital Management, L.P., and PPM America, Inc. The 12% Indenture Trustee is an ex officio member of the Informal Noteholders Committee.

               1.1.65 "INTEREST" means an equity security of any Debtor within the meaning of Bankruptcy Code Section 101(16).

               1.1.66 "INTRACOMPANY CLAIM" means any Claim asserted by any Debtor against any other Debtor.

               1.1.67 "LIEN" has the meaning given in Bankruptcy Code Section 101(37).

               1.1.68 "MANAGEMENT OPTIONS" means the options issued to certain management level employees, directors, officers, and third party consultants of Reorganized RBX to acquire 5% of the shares of the fully-diluted New Common Stock pursuant to the terms and conditions of the Incentive Plan.

               1.1.69 "NEW COMMON STOCK" means the 1,000,000 shares of common stock, par value $.01 per share, of Reorganized RBX issued pursuant to the Plan and the Amended and Restated Charter.


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               1.1.70 "NEW REVOLVING CREDIT AGREEMENT" means the revolving credit agreement to be entered into as of the Effective Date between Reorganized RBX and the lender(s) in connection therewith, the applicable terms of which shall be comparable to those set forth in the DIP Facility Agreement.

               1.1.71 "NEW SECURITIES" means the following instruments issued pursuant to the Plan: (i) the New Common Stock, (ii) the New Warrants, (iii) the New 12% Notes, and (iv) the Management Options.

               1.1.72 "NEW 12% INDENTURE TRUSTEE" means the trustee under the New 12% Note Indenture.

               1.1.73 "NEW 12% NOTE INDENTURE" means the indenture dated as of the Effective Date among Reorganized RBX, as issuer, and the New 12% Indenture Trustee, for the issuance of the New 12% Notes, substantially in the form(s) to be filed with the Bankruptcy Court no later than ten (10) calendar days before the Confirmation Hearing.

               1.1.74 "NEW 12% NOTEHOLDER" means each Person holding a New 12% Note (including any successors, assigns or nominees).

               1.1.75 "NEW 12% NOTES" means the New 12% senior secured notes issued by Reorganized RBX pursuant to the New 12% Note Indenture, in the aggregate principal amount of $25 million and due five (5) years from the Effective Date, provided that interest shall be payable in additional New 12% Notes for the first three (3) years and payable in Cash thereafter; said notes to be secured by the same collateral to the same extent as the collateral presently securing the 12% Notes, subject to the terms of the Exit Financing Agreements.

               1.1.76 "NEW TERM LOAN AGREEMENT" means the term loan agreement as may be entered into as of or after the Effective Date between Reorganized RBX and the lender(s) in connection therewith.

               1.1.77 "NEW WARRANTS" means warrants to purchase shares of New Common Stock that represent 6% of the New Common Stock (on a fully diluted basis after giving effect to the issuance of the New Warrants and exercise of Management Options to acquire New Common


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Stock) at an exercise price per share reflecting a total notional enterprise value of $90 million, exercisable for a period of seven (7) years from the Effective Date, as more fully provided in a warrant agreement substantially in a form to be filed with the Bankruptcy Court no later than ten (10) calendar days before the Confirmation Hearing.

               1.1.78 "OLETEX" means OleTex, Inc., a Delaware corporation, debtor and debtor in possession.

               1.1.79 "PBGC" means the Pension Benefit Guaranty Corporation.

               1.1.80 "PARENT" means RBX Group, Inc.

               1.1.81 "PENSION PLANS" means the "RBX Corporation 401(k) Retirement Savings Plan," "Midwest Rubber Custom Mixing Corp Union Hourly Employees Money Purchase Pension Plan," "Hoover Hanes Rubber Custom Mixing Corp. Union Employees 401(k) Plan," "RBX Corporation Pension Plan for Salaried Employees," "Rubatex Corporation Retirement Plan for Hourly Employees," "Oletex Retirement Plan for Union Employees," and/or any such other plans identified in the Schedule of Assumed Contracts to be submitted by the Debtors pursuant to
Section 8.1 of the Plan.

               1.1.82 "PERSON" means any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, governmental unit or other entity of whatever nature, and such term is not limited in definition to the meaning ascribed to such term in Bankruptcy Code Section 101(41).

               1.1.83 "PETITION DATE" means the date on which each Debtor (except RBX Corp.) filed its petition for relief under chapter 11 of the Bankruptcy Code, and with respect to RBX Corp., the date on which it consented to the entry of an order for relief under chapter 11 of the Bankruptcy Code.

               1.1.84 "PLAN" means the Second Amended Joint Plan of Reorganization as set forth herein, together with any and all schedules and exhibits thereto and the Plan Documents, as the same may be amended or modified by the Debtors from time to time pursuant to the Plan, the Bankruptcy Code or the Bankruptcy Rules.


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               1.1.85 "PLAN DOCUMENTS" shall mean the New 12% Notes, the New 12%
Note Indenture, the Warrant Agreement, the Exit Loan Agreement, the Incentive Plan, the Registration Rights Agreement, the Amended and Restated Charter, and the Amended and Restated By-Laws. Final or near-final versions of the Plan Documents shall be filed with the clerk of the Bankruptcy Court as early as practicable but no later than: (i) ten (10) calendar days prior to the Confirmation Hearing, (ii) such other date as expressly provided in the Plan, or
(iii) such other date as the Bankruptcy Court may establish.

               1.1.86 "PLAN PROPONENT" shall mean RBX.

               1.1.87 "PLAN RATE" means the lesser of (a) the rate available for U.S. Treasury Bills that are issued on the Effective Date with a 90-day maturity and (b) 7.0% per annum.

               1.1.88 "PREFERRED EQUITY INTERESTS" means the Series A Mandatorily Redeemable Preferred Stock of the Parent.

               1.1.89 "PREPETITION LENDER CLAIMS" means all Claims of the Prepetition Lenders arising under the Prepetition Revolving Credit Documents.

               1.1.90 "PREPETITION LENDERS" means the banks and other financial institutions that are party to the Prepetition Revolving Credit Agreement.

               1.1.91 "PREPETITION REVOLVING CREDIT AGREEMENT" means that certain Credit Agreement dated as of December 11, 1997, as amended, among RBX, Chase as the agent thereunder and the Prepetition Lenders, pursuant to which the Prepetition Lenders provided a $25 million revolving credit facility to RBX Corp. and certain of the other Debtors.

               1.1.92 "PREPETITION REVOLVING CREDIT DOCUMENTS" means the Prepetition Revolving Credit Agreement and such ancillary security, guaranty and pledge agreements executed in connection therewith or contemplated thereby.

               1.1.93 "PRIORITY CLAIM" means any Claim, other than an Administrative Claim or a Tax Claim, to the extent entitled to priority under Bankruptcy Code Section 507(a).

               1.1.94 "PRO RATA" means proportionately, so that with respect to any distribution in respect of any Allowed Claim, the ratio of (a) (i) the amount of property distributed on


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

account of such Allowed Claim to (ii) the amount of property distributed on account of all Allowed Claims of the Class or Classes sharing in such distribution is the same as the ratio of (b) (i) the amount of such Allowed Claim to (ii) the amount of all Allowed Claims in such Class or Classes.

               1.1.95 "PROFESSIONAL PERSON" shall mean Persons retained or to be compensated pursuant to Bankruptcy Code Sections 326, 327, 328, 330, 503(b), and 1103.

               1.1.96 "RBX" means RBX Group, Inc., RBX Corporation, Rubatex Corporation, Waltex Corporation, Groendyk Manufacturing Company, Inc., UPR Disposition, Inc., Universal Rubber Company, OleTex, Inc., Midwest Rubber Custom Mixing Corp., and Hoover-Hanes Rubber Custom Mixing Corp.

               1.1.97 "RBX CORP." means RBX Corporation.

               1.1.98 "RECLAMATION CLAIM" means all Claims asserted by any Person pursuant to Bankruptcy Code Section 546(c) and applicable state law, relating to the reclamation of goods that were provided by such Person to the Debtors.

               1.1.99 "RECORD DATE" means such date as is designated by the Bankruptcy Court for purposes of distributions under the Plan.

               1.1.100 "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement to be entered into as of the Effective Date by and among Reorganized RBX and certain Holders of New Securities.

               1.1.101 "REORGANIZED OLETEX" means OleTex on and after the Effective Date, in the event that the Debtors determine to create or preserve such entity separate and apart from Reorganized RBX, as described in Section 7.5 of this Plan.

               1.1.102 "REORGANIZED RBX" means RBX, as substantively consolidated on and after the Effective Date.

               1.1.103 "RELEASEES" shall have the meaning set forth in Section
12.1 hereof.

               1.1.104 "RESERVED CASH" means Cash in an amount sufficient to pay or reserve for payment of all Cash distributions required under the Plan.

               1.1.105 "RIGHTS OF ACTION" means any and all claims, demands, rights, defenses, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets, powers and privileges of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising prior to, on or after the Petition Date, in contract or in tort, at law or in equity, or under any other theory of law, held by any of the Debtors against any person or entity, including but not limited to: (i) rights of setoff, counterclaim, or recoupment, and claims on contracts or for breaches of duties imposed by law; (ii) the right to object to Claims, pursuant to Bankruptcy Code Section 362; (iii) such claims and defenses as fraud, mistake, duress and usury and (iv) all avoidance actions under Bankruptcy Code Sections 544-550 or any applicable state law.

               1.1.106 "SCHEDULES" means the schedules filed by the Debtors with the Clerk of the Bankruptcy Court pursuant to Bankruptcy Rule 1007, as they have been or may be amended from time to time.

               1.1.107 "SCHEDULE OF ASSUMED CONTRACTS" means the schedule of executory contracts to be assumed submitted in accordance with Article 8.1 of the Plan.

               1.1.108 "SCHEDULE OF UNIMPAIRED CONTRACTS" means the schedule of contracts that are neither assumed nor rejected under the Plan, because such contracts are not subject to either assumption or rejection as they are not "executory" within the meaning of Bankruptcy Code Section 365, such schedule to be filed and served pursuant to Section 8.1 of the Plan.

               1.1.109 "SECURED CLAIM" means any Claim of any Person that is secured by a Lien on property in which the Debtors have, or any of them or any Estate has, an interest or that is subject to setoff under Bankruptcy Code
Section 553, to the extent of the value of such Person's interest in the Debtors', any Debtor's or any Estate's interest in the property, determined pursuant to Bankruptcy Code Section 506(a).

               1.1.110 "12% INDENTURE TRUSTEE" means State Street Bank and Trust Company, as trustee under the 12% Note Indenture, or any successor thereto.

               1.1.111 "12% NOTE INDENTURE" means the Indenture, dated as of December 11,

1997, among RBX Corp. as issuer, each of the subsidiary guarantors named therein, and the 12% Indenture Trustee, for the issuance of the 12% Notes, as amended, modified or supplemented from time to time.

               1.1.112 "12% NOTEHOLDER" means each Person holding, or having a beneficial interest in, a 12% Note as of the Record Date.

               1.1.113 "12% NOTEHOLDER CLAIMS" means all Claims of the 12% Noteholders and 12% Indenture Trustee against RBX arising under or evidenced by the 12% Notes or the 12% Note Indenture and related documents.

               1.1.114 "12% NOTES" means the 12% Senior Secured Notes due January 15, 2003, issued by RBX Corp. pursuant to the 12% Note Indenture.

               1.1.115 "TAX" means any tax, charge, fee, levy, impost or other assessment by any federal, state, local or foreign taxing authority, including, without limitation, income, excise, property, sales, transfer, employment, payroll, franchise, profits, license, use, ad valorem, estimated, severance, stamp, occupation and withholding tax. "Tax" shall include any interest or additions attributable to, imposed on or with respect to such assessments.

               1.1.116 "TAX CLAIM" means any Claim for any Tax to the extent that it is entitled to priority in payment under Bankruptcy Code Section 507(a)(8).

               1.1.117 "UNCLAIMED PROPERTY" means all Cash and all New Securities deemed to be "Unclaimed Property" pursuant to Sections 9.3, 9.5 and
9.7 of the Plan.

               1.1.118 "UNSECURED CLAIMS" means a Claim against any Debtor other than (a) a Secured Claim, (b) the unsecured portion, if any, of the Prepetition Lender Claims, (c) a 12% Noteholder Claim, including any Deficiency Claim in respect of a 12% Note, (d) an Intracompany Claim, (e) a Priority Claim, (f) a Tax Claim or (g) an Administrative Claim.

               1.1.119 "VALUATION MOTION" means the "Motion to Determine: (1) Enterprise Value of Debtors, (2) Value of Unencumbered Assets, and (3) Secured Claims of 12% Senior Secured Noteholders Pursuant to Section 506(a) of the Bankruptcy Code," filed in these Cases by the Debtors on or about March 20, 2001.

               1.1.120 "VOTING PROCEDURES ORDER" means any order entered by the Bankruptcy Court scheduling the Confirmation Hearing, setting procedures for voting on the Plan and establishing other related deadlines and procedures.

               1.1.121 "VOTING TABULATOR" means the Person or entity designated by the Debtors and retained pursuant to Final Order of the Bankruptcy Court to receive Creditors' ballots for voting on the Plan.

               1.1.122 "WARRANT AGREEMENT" means the agreement governing the issuance of the New Warrants.

        1.2    OTHER TERMS.

        Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, the feminine, and the neuter. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. Any term used herein that is not defined and that is specifically defined in the Bankruptcy Code shall have the meaning ascribed to such term in the Bankruptcy Code, unless the context shall otherwise require.

                                   ARTICLE II

                          ADMINISTRATIVE AND TAX CLAIMS

        2.1    ADMINISTRATIVE CLAIMS.

               2.1.1 DIP FACILITY CLAIMS.

                      (a) CONGRESS AS EXIT LENDER. In the event that Congress is chosen by the Debtors as the Exit Lender, then, notwithstanding anything to the contrary contained in the Plan, the DIP Facility Claims, the DIP Facility Agreement, the other "Financing Agreements" (as defined in the DIP Facility Agreement) and the DIP Facility Order shall extend and continue in full force and effect through the Effective Date. On the Effective

        Date, Reorganized RBX and Congress shall enter into the Exit Loan Agreement and the other Exit Financing Agreements. Pursuant to section 1142(b) of the Bankruptcy Code and without further action by the Bankruptcy Court or by the shareholders and directors of Reorganized RBX, Reorganized RBX shall be authorized to enter into the Exit Loan Agreement and the other Exit Financing Agreements, to perform all of its obligations thereunder and to execute and deliver all documents, agreements and instruments necessary or appropriate to enter into and perform all obligations under the Exit Loan Agreement and the other Exit Financing Agreements and to take all other actions and execute, deliver, record and file all other such agreements, documents, instruments, financing statements, releases, applications, registration statements, reports and any changes, additions and modifications thereto in connection with the consummation of the transactions contemplated by the Exit Loan Agreement and the other Exit Financing Agreements, including, without limitation, the making of such filings or the recording of any security interests, as may be required by such Exit Loan Agreement and the other Exit Financing Agreements.

                      Notwithstanding anything to the contrary contained herein, as of and after the Effective Date, all DIP Claims, including without limitation all loans, advances, financial accommodations, borrowings, letters of credit, indebtedness and other obligations outstanding under the DIP Facility Agreement and the DIP Facility Order shall be deemed to be "Post-Effective Date Obligations" of Reorganized RBX under the Exit Loan Agreement and the other Exit Financing Agreements (as said term is defined in the Exit Loan Agreement). Notwithstanding the entry of the Confirmation Order, the DIP Facility Order and/or the DIP Facility Agreement, the DIP Facility Claims, DIP Facility Agreement, the other Financing Agreements, and all liens, security interests, claims and priorities in favor of Congress thereunder, and the documents and agreements entered into in connection therewith, shall remain in full force and effect, and shall constitute and continue to constitute the legal, valid and binding obligations of the

        Debtors until the later of the Effective Date or the date all Obligations (as defined in the DIP Facility Agreement) arising under the DIP Facility Agreement and the DIP Facility Order are indefeasibly paid and satisfied in full, including by virtue of the entry by Reorganized RBX and Congress into the Exit Loan Agreement and the other Exit Financing Agreements. On and after the Effective Date, all DIP Claims and all security interests and liens of Congress in and on the assets and properties of the Debtors under the DIP Facility Agreement and the DIP Facility Order shall be deemed to continue and survive in full force and effect as against Reorganized RBX under the Exit Loan Agreement and the other Exit Financing Agreements pursuant to and in accordance with the terms and conditions of the Exit Loan Agreement and the other Exit Financing Agreements, and shall not be discharged, released, terminated or otherwise impaired as a result of the occurrence of the Confirmation Date or the Effective Date.

                      (b) ALTERNATIVE LENDER AS EXIT LENDER. In the event that the Alternative Lender is chosen by the Debtors as the Exit Lender, each DIP Facility Claim (other than one based on a reimbursement obligation for an issued and outstanding letter of credit, to the extent such letter of credit is undrawn) that is an Allowed Claim shall be paid by Reorganized RBX, in Cash, in full on the later of (1) the Effective Date and (2) the date such DIP Facility Claim becomes payable pursuant to any agreement between the Plan Proponent and the DIP Lender. Each DIP Facility Claim based on a reimbursement obligation for an issued and outstanding letter of credit, to the extent such letter of credit is undrawn, shall be satisfied in accordance with the DIP Facility Agreement and the DIP Facility Order. On the Effective Date, Reorganized RBX and the Alternative Lender shall enter into the Exit Loan Agreement and the other Exit Financing Agreements. Pursuant to section 1142(b) of the Bankruptcy Code and without further action by the Bankruptcy Court or by the shareholders and directors of Reorganized RBX, Reorganized RBX shall be authorized to (i) enter into the Exit Loan Agreement and the other Exit Financing Agreements, (ii) perform all of its obligations under the Exit

        Loan Agreement and the other Exit Financing Agreements, and (iii) execute and deliver all documents, agreements and instruments necessary or appropriate to enter into and perform all obligations under the Exit Loan Agreement and the other Exit Financing Agreements and to take all other actions and execute, deliver, record and file all other such agreements, documents, instruments, financing statements, releases, applications, registration statements, reports and any changes, additions and modifications thereto in connection with the consummation of the transactions contemplated by the Exit Loan Agreement and the other Exit Financing Agreements, including, without limitation, the making of such filings or the recording of any security interests, as may be required by such Exit Loan Agreement and the other Exit Financing Agreements.

                             Notwithstanding anything to the contrary contained in the Plan, the DIP Facility Order and/or the DIP Facility Agreement, the DIP Facility Claims, DIP Facility Agreement, the other Financing Agreements, and all liens, security interests, claims and priorities in favor of Congress thereunder, and the documents and agreements entered into in connection therewith, shall remain in full force and effect, and shall constitute and continue to constitute the legal, valid and binding obligations of the Debtors until the later of the Effective Date or the date all Obligations (as defined in the DIP Facility Agreement) arising under or in connection with the DIP Facility Agreement and the DIP Facility Order are indefeasibly paid and satisfied in full in accordance with the terms and conditions of the DIP Facility Agreement and the DIP Facility Order, including, without limitation, by virtue of the entry by Reorganized RBX and the Alternative Lender into the Exit Loan Agreement and the other Exit Financing Agreements.

                             Notwithstanding any other provision of the Plan,
        (i) the DIP Facility Claims shall be Allowed Claims in the amount determined by the DIP Lender and agreed to by the Plan Proponent (subject to Bankruptcy Court approval as provided in Section 13.2(d) hereof), and (ii) the Liens securing such DIP Facility Claims shall remain in full force and effect until all of the DIP Facility Claims are paid indefeasibly in full in Cash in accordance with the DIP Facility Agreement and the DIP Facility Order. Any dispute as to any DIP Facility Claim shall be resolved by the Bankruptcy Court in accordance with the Bankruptcy Code and the Bankruptcy Rules, after notice and a hearing.

                             Upon the indefeasible payment in full of all Obligations (as defined in the DIP Facility Agreement) owed to DIP Lender in immediately available funds and termination of the DIP Facility Agreement, each of DIP Lender and Debtors shall each be released from any and all obligations to each other pursuant to the terms of the DIP Facility Order and/or the DIP Facility Agreement, except that as to the release by DIP Lender of Debtors, such release (i) shall not apply to the obligations arising pursuant to any provisions of the DIP Facility Agreement or the other Financing Agreements (as defined in the DIP Facility Agreement) which by their terms survive the termination thereof and (ii) shall be in a form acceptable to the Debtors and the DIP Lender.

               2.1.2 OTHER ADMINISTRATIVE CLAIMS. Administrative Claims for (x) Professional Persons or other entities requesting compensation or reimbursement of expenses pursuant to Bankruptcy Code Sections 327, 328, 330, 331, 503(b) and 1103 and (y) the 12% Indenture Trustee's fees and expenses and expenses of professionals retained by the 12% Indenture Trustee and the Informal Noteholders Committee shall be paid in accordance with the provisions of Article 10 of this Plan. Each other Administrative Claim that is an Allowed Claim (other than a DIP Facility Claim) shall be paid by Reorganized RBX in Cash, in full to the Holder thereof on the later of (a) the Effective Date and (b) the Allowance Date of such Administrative Claim; provided, however, that (i) such claim may be treated on such less favorable terms as may be agreed to by such Holder, and (ii) Administrative Claims representing liabilities incurred by the Debtors in the ordinary course of their business during the Cases shall be paid by Reorganized RBX in accordance with the terms and conditions of the particular transactions and agreements relating thereto. All Administrative Claims for which a Proof of

Claim is not filed by any applicable Administrative Claim Bar Date for the filing of such Proofs of Claims shall be deemed discharged.

        2.2    TAX CLAIMS.

        Each Tax Claim that is an Allowed Claim, at the option of Reorganized RBX, shall, commencing on the later of the Effective Date or the Allowance Date for such Claim, (a) be paid by Reorganized RBX, in Cash, in full to the Holder thereof; or (b) receive, on account of such Claim, equal Cash payments calculated at the Plan Rate, on each Distribution Date, payable in arrears, over a period not exceeding six (6) years after the date of assessment of such Claim; or (c) be paid on such other terms as have been or may be agreed to by the Holder thereof and RBX or Reorganized RBX (whichever may be applicable) provided that such terms are no less favorable to Reorganized RBX than the other options available for treatment of such Claim under this Section.

                                  ARTICLE III

                     CLASSIFICATION OF CLAIMS AND INTERESTS

        3.1    CLASS 1 - PRIORITY CLAIMS. Class 1 consists of all Priority
Claims.

        3.2 CLASS 2 - PREPETITION LENDER CLAIMS. Class 2 consists of all Prepetition Lender Claims.

        3.3 CLASS 3 - 12% NOTEHOLDER CLAIMS. Class 3 consists of all 12% Noteholder Claims.

        3.4 CLASS 4 - OTHER SECURED CLAIMS. Class 4 consists of all Secured Claims against any Debtor other than the Prepetition Lender Claims, the 12% Noteholder Claims, Claims with respect to the DIP Facility, and all other Administrative Claims and all Intercompany Claims. Each Allowed Class 4 Claim shall be deemed to be a separate subclass for voting and confirmation purposes.

        3.5 CLASS 5 - GENERAL UNSECURED CLAIMS. Class 5 consists of all Unsecured Claims, except the AIP Claim and Claims of Critical Vendors.

        3.6 CLASS 6 - CLAIMS OF CRITICAL VENDORS. Class 6 consists of all Claims of Critical Vendors.

        3.7    CLASS 7 - INTENTIONALLY OMITTED.

        3.8 CLASS 8 - INSIDER CLAIMS: INTRACOMPANY CLAIMS AND THE AIP CLAIM. Class 8 consists of all Intracompany Claims and the AIP Claim.

        3.9 CLASS 9 - PREFERRED EQUITY INTERESTS IN THE PARENT. Class 9 consists of all Preferred Equity Interests in the Parent.

        3.10 CLASS 10 - COMMON EQUITY INTERESTS IN ALL DEBTORS. Class 10 consists of all Interests in the Debtors that are not Preferred Equity Interests, including, without limitation, options, warrants, and other rights to acquire equity interests in any Debtor.

                                   ARTICLE IV

                 IDENTIFICATION OF IMPAIRED CLAIMS AND INTERESTS

        4.1 CLASSES OF CLAIMS AND INTERESTS THAT ARE NOT IMPAIRED. There are no unimpaired Classes under the Plan.

        4.2 IMPAIRED CLASSES OF CLAIMS AND INTERESTS. All Classes of Claims and Interests are impaired under the Plan.

                                   ARTICLE V

                        TREATMENT OF CLAIMS AND INTERESTS

        In full satisfaction and discharge of all of the Claims against or Interests in the Debtors:

        5.1 CLASS 1 - PRIORITY CLAIMS. Each Allowed Claim in Class 1 shall be paid at the applicable Debtor's option, (a) in the full Allowed Amount of such Allowed Claim in Cash on the latest of (i) the Effective Date, (ii) the Allowance Date of such Claim or (iii) the date such Claim becomes payable according to its terms, or (b) on such other terms as may be agreed to by the Holder of such Claim so long as these terms are at least as favorable to the applicable Debtor as all other options in (a) above.

        5.2 CLASS 2 - PREPETITION LENDER CLAIMS. Under the Plan, all Allowed Prepetition

Lender Claims if not paid in full prior to the Effective Date from the proceeds of the DIP Facility, will be paid at the applicable Debtor's option, (a) in the full Allowed Amount of such Allowed Claims in cash, including interest at the non-default contract rate of interest on the later of (i) the Effective Date or
(ii) the Allowance Date of such Claim, or (b) such other less favorable terms as may be agreed to by such Holder.

        5.3 CLASS 3 - 12% NOTEHOLDER CLAIMS. As of the Effective Date, Claims in this Class shall be deemed Allowed in the aggregate amount of $111,041,000. On the Effective Date, or as soon as practicable thereafter, each Person holding an Allowed Claim in Class 3 shall receive its Pro Rata share of (i) the $25,000,000 in principal amount of the New 12% Notes, and (ii) 950,000 shares representing 95% of the New Common Stock to be issued pursuant to this Plan, subject to dilution from the New Warrants issued hereunder and the Management Options issued under the Incentive Plan.

        The 12% Noteholders and 12% Indenture Trustee will not be entitled to assert any Deficiency Claim in respect of the 12% Notes, or otherwise participate or share in distributions to be made pursuant to the Plan in respect of Holders of Claims in Class 5 (Unsecured Claims).

        5.4 CLASS 4 - OTHER SECURED CLAIMS. On the later of the Allowance Date for such Claim or the Effective Date, with respect to each Allowed Claim in Class 4, at the option of the Plan Proponent provided in writing prior to the Confirmation Date, (a) the Plan shall (i) not alter the legal, equitable or contractual rights to which such Claim entitles the holder thereof or (ii) otherwise render such Claim unimpaired pursuant to Bankruptcy Code Section 1124; or (b) the Plan Proponent shall elect to distribute to the Holder of an Allowed Claim in Class 4 the property securing such Holder's Claim, in which event the Holder shall be entitled within thirty (30) days of notice of such election to file a proof of claim for any Deficiency Claim entitled to treatment in Class 4, or be forever barred from thereafter asserting a Deficiency Claim against the Debtors or Reorganized RBX; or (c) the Person holding such Claim shall be accorded such treatment, including deferred Cash payments, as shall be consistent with Bankruptcy Code Section 1129(b); or (d) the Person holding such Claim shall be accorded such other less favorable treatment with respect to such Claim as may be agreed to by such Person; or (e) for any Secured Claim that is a secured Claim because of a valid right of setoff, the Holder of such Claim shall be permitted to offset such Claim against amounts due Reorganized RBX.

        5.5 CLASS 5 - GENERAL UNSECURED CLAIMS. Each Person holding a Class 5 General Unsecured Claim shall receive, on the later of the Allowance Date or the Effective Date, its Pro Rata Share of (i) 50,000 shares representing 5% of the New Common Stock to be issued pursuant to the Plan, subject to dilution from the New Warrants issued hereunder and the Management Options issued under the Incentive Plan, and (ii) the New Warrants.

        5.6 CLASS 6 - CLAIMS OF CRITICAL VENDORS. Each Person holding a Class 6 Allowed Unsecured Claim shall be paid such portion of his, her or its Unsecured Claim as provided in any written agreement between such Person and the Debtors reached pursuant to, and in accordance with, the Critical Vendors Order. Any portion of such Person's Unsecured Claim that will not be satisfied under such written agreement between the parties, shall be discharged and released as of the Effective Date. Further, as of the Effective Date such written agreements between the Person and the Debtors shall be deemed ratified by Reorganized RBX.

        5.7    CLASS 7 - INTENTIONALLY OMITTED.

        5.8 CLASS 8 - INSIDER CLAIMS: INTRACOMPANY CLAIMS AND THE AIP CLAIM. Each Person holding an Allowed Claim in Class 8 shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Class 8 Claim.

        5.9 CLASS 9 - PREFERRED EQUITY INTERESTS IN THE PARENT. On the Effective Date, the Preferred Equity Interests shall be cancelled and each Person holding an Interest in Class 9 shall not be entitled to and shall not receive or retain any property or interest in property on account of such Class 9 Interest.

        5.10 CLASS 10 - COMMON EQUITY INTERESTS. On the Effective Date, all Existing Common Equity Interests shall be cancelled, and each Person holding an Interest in Class 10 shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Class 10 Interest.

                                   ARTICLE VI

                         ACCEPTANCE OR REJECTION OF PLAN

        6.1 CLASSES ENTITLED TO VOTE. Classes 1, 2, 3, 4, 5, and 6 shall be entitled to vote to accept or reject the Plan. Classes 8, 9 and 10 are conclusively presumed, pursuant to Bankruptcy Code Section 1126(g), to have rejected the Plan and therefore shall not be entitled to vote to accept or reject the Plan.

        6.2 NONCONSENSUAL CONFIRMATION. Because Classes 8, 9 and 10 are deemed to have rejected the Plan, the Debtors will request the Bankruptcy Court to confirm the Plan in accordance with Bankruptcy Code Section 1129(b). Without limitation of any of the foregoing, the Debtors reserve the right to amend the Plan in accordance with Section 15.1 hereof.

                                  ARTICLE VII

                      MEANS FOR IMPLEMENTATION OF THE PLAN

        7.1 INTERNAL REORGANIZATION. The Debtors (excluding RBX Corp.) will be merged into RBX Corp. and emerge from bankruptcy as a single corporate entity with a deleveraged capital structure; provided, however, as described in Section
7.5 hereof, the Debtors may in their discretion, with the consent of the Informal Noteholders Committee, create or preserve one or two subsidiaries or affiliates of Reorganized RBX as of the Effective Date, to which certain assets of the Debtors and Reorganized RBX may be transferred and assigned, for beneficial tax or other corporate purposes. Subject to the foregoing, as of the Effective Date, Reorganized RBX will operate the Debtors' businesses, funded pursuant to the Exit Financing Agreements, including the New Revolving Credit Agreement, the applicable terms of which shall be comparable to those set forth in the DIP Facility Agreement. Also commencing on the Effective Date, New Common Stock and the New 12% Notes shall be issued to the Holders of the 12% Noteholder Claims, and New Common Stock and the New Warrants shall be issued to Holders of Claims in Class 5, all in accordance with the provisions of this Plan as and to the extent their Claims are Allowed. Plan Documents to implement the restructuring transaction will be filed with the Bankruptcy Court as early as practicable but in no event later than ten
(10) calendar days before the Confirmation Hearing.

        7.2 SOURCES OF FUNDS. Reorganized RBX intends to enter into the Exit Loan Agreement and the other Exit Financing Agreements as of the Effective Date for the provision of up to a $45 million credit facility which may be drawn upon to fund payments required to be made on the Effective Date and to provide working capital for the operation of Reorganized RBX. Post-Effective Date payments shall be made by Reorganized RBX from operating revenues or such credit facility(ies). In the event that Congress is the Exit Lender, all letters of credit issued and outstanding under the Prepetition Revolving Credit Agreement as of the Effective Date shall be either replaced by substitute letters of credit or returned and cancelled. In the event that the Alternative Lender is the Exit Lender, all letters of credit issued and outstanding under the Prepetition Revolving Credit Agreement or the DIP Facility as of the Effective Date shall be treated in accordance with the DIP Facility Agreement and the DIP Facility Order or on other terms and conditions acceptable to the DIP Lender in its sole discretion.

        7.3 SUBSTANTIVE CONSOLIDATION. The Plan contemplates and is predicated upon the substantive consolidation of the Cases into a single proceeding; provided, however, as described in Section 7.5 hereof, the Debtors may in their discretion, with the consent of the Informal Noteholders Committee, create or preserve one or two subsidiaries or affiliates of Reorganized RBX as of the Effective Date, to which certain assets of the Debtors and Reorganized RBX may be transferred and assigned, for beneficial tax or other corporate purposes. On the Effective Date: (a) all Intracompany Claims shall be eliminated and extinguished; (b) all assets and liabilities of the Debtors' Estates shall be consolidated into a single estate; (c) all cross-corporate guarantees made by the Debtors before the Effective Date shall be eliminated; (d) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors shall be deemed to be a single obligation of the consolidated Debtors; (e) any Claims filed or to be filed in connection with any such obligation and such guarantees referenced in subsection (d) hereof shall be deemed to be a single Claim against the consolidated Debtors; (f) each and every Claim filed in the individual Case of any of the Debtors shall be deemed to be a single obligation of all of the Debtors under the Plan; and (g) all duplicative claims (identical in both amount and subject matter) filed against more than one of the Debtors shall be automatically expunged so that only one Claim survives against the consolidated Debtors (but in no way shall such surviving Claim be deemed Allowed by reason of this Section). All Claims based upon guarantees of collection, payment or performance made by the Debtors as to the obligations of another Debtor or of any other Person shall be discharged, released and of no further force and effect; provided, however, that nothing herein shall affect the obligations of each of the Debtors hereunder.

        7.4 PROCEDURE RELATED TO CONSOLIDATION. Unless the Bankruptcy Court has ordered substantive consolidation of the Cases before the Confirmation Hearing, the Plan will serve as, and will be deemed to be, a motion for entry of an order substantively consolidating the Cases. If no objection to substantive consolidation is timely filed and served by any Holder of a Claim in a Class impaired by the Plan on or before the Confirmation Objection Date or such other date as may be established by the Bankruptcy Court, an order approving substantive consolidation (which may be the Confirmation Order) may be entered by the Bankruptcy Court. If any such objections are timely filed and served, a hearing with respect to the substantive consolidation of the Cases solely for purposes of confirmation, consummation and implementation and the objections thereto will be scheduled by the Bankruptcy Court, which hearing may, but is not required to, coincide with the Confirmation Hearing.

        7.5    POTENTIAL CREATION OF SUBSIDIARIES OR AFFILIATES. Notwithstanding
Section 7.3 or any other provision of this Plan, the Debtors may in their discretion, with the consent of the Informal Noteholders Committee, create or preserve one or two subsidiaries or affiliates of Reorganized RBX as of the Effective Date, to which certain assets of the Debtors and Reorganized RBX may be transferred and assigned, for beneficial tax or other corporate purposes.

        7.6 ISSUANCE OF NEW SECURITIES. Reorganized RBX will issue on the Effective Date the New 12% Notes, New Common Stock, New Warrants and Management Options for distribution in accordance with the Plan, consistent with the Amended and Restated Charter or other Plan Documents and other documents necessary to implement the restructuring described in Section 7.1 of the Plan. All shares of New Common Stock issued pursuant to the Plan will be deemed upon such issuance, validly issued, fully paid and non-assessable.

        7.7 AMENDED AND RESTATED CHARTER AND BY-LAWS. The Amended and Restated Charter and Amended and Restated By-Laws (and any other documents necessary to implement the restructuring described in Section 7.1 of the Plan) shall be adopted as of the Effective Date without further action of the shareholders or directors of the Debtors or Reorganized RBX. The Amended and Restated Charter (and, if appropriate, any such other documents described in the preceding parenthetical) shall be filed with the Secretary of State of the State of Delaware, which documents shall be amended as necessary to prohibit the issuance of non-voting securities required by Bankruptcy Code Section 1123(a).

        7.8    MANAGEMENT/BOARD OF DIRECTORS. In accordance with Bankruptcy Code
Section 1129(a)(5), the Plan Proponent shall disclose no later than ten (10) calendar days before the Confirmation Objection Date: (a) the identity and affiliations of any individual proposed to serve, after the Effective Date, as a director or officer of Reorganized RBX; and (b) the identity of any "insider" (as such term is defined in Bankruptcy Code Section 101(31)) who shall be employed and retained by Reorganized RBX and the nature of any compensation for such insider. The Board of Directors of Reorganized RBX shall consist initially of the chief executive officer of Reorganized RBX and four (4) other members who shall be named and selected by the Informal Noteholders Committee at least ten
(10) calendar days prior to the Confirmation Objection Date.

        7.9 INCENTIVE PLAN. On the Effective Date, Reorganized RBX shall institute the Incentive Plan which will provide for the issuance of the Management Options.

        7.10 PENSION PLANS AND OTHER RETIREE BENEFITS. On the Effective Date, Reorganized RBX will assume the Pension Plans, and to the extent provided under such plans and relevant law, will have joint and several liability with all trades or businesses under common control with Reorganized RBX for all obligations thereunder, including, but not limited to, the obligation to fund and maintain the Pension Plans in accordance with 29 U.S.C. Section 1082 and 26 U.S.C. Section 412; provided, however, in the event there exists a Reorganized OleTex, separate and apart from Reorganized RBX (as described in Section 7.5 hereof), as of the Effective Date, Reorganized RBX shall assume all of the Pension Plans, excluding the OleTex Corporation Retirement Plan for Hourly Employees which shall instead be assumed solely by Reorganized OleTex, and Reorganized OleTex shall not assume any other pension obligations. The liability of the Debtors with respect to the Pension Plans will not be affected in any way by this reorganization, including by discharge, release or injunction. Nothing in this Plan shall be deemed to require the Debtors to fund any obligation in any Pension Plan that is currently unfunded.

        Except as otherwise provided in this Plan, any other retiree benefits, as that term is defined in Section 1114 of the Bankruptcy Code, shall continue after the Effective Date in accordance with applicable provisions of the Bankruptcy Code.

        7.11 CORPORATE ACTIONS. On the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects (subject to the provisions of the Plan), including, without limitation, the following: (a) the adoption and the filing with the Secretary of State of the State of Delaware of the Amended and Restated Charter; (b) the adoption of the Amended and Restated By-Laws; (c) the consolidation, merger and/or combination of some or all of the Debtors as permitted under this Plan; (d) the issuance of the aggregate 1 million shares of New Common Stock to the 12% Noteholders and Holders of Claims in Class 5, the issuance of the New 12% Notes to the 12% Noteholders, the issuance of the New Warrants to the Holders of Claims in Class 5, the execution of the New 12% Indenture and related documents, and the issuance of the Management Options to certain management level employees, directors, officers and third party consultants of Reorganized RBX; (e) the cancellation of all of the shares of the Existing RBX Common Stock, Existing Common Equity Interests and Preferred Equity Interests; (f) the cancellation of the 12% Notes, the 12% Note Indenture and any collateral documents related thereto, provided, however, the charging lien provisions, provisions regarding distributions, provisions for indemnity to the 12% Indenture Trustee, and related provisions in the 12% Note Indenture shall be preserved and remain unaffected by the Plan; (g) the cancellation of the 11 1/4% Notes and the 11 1/4% Note Indenture, provided, however, any charging lien of the 11 1/4% Indenture Trustee provided under the 11 1/4% Note Indenture shall be preserved and remain unaffected by the Plan; (h) the cancellation of intracompany notes and other instruments evidencing an Allowed Claim in Class 8; (i) the execution and the delivery of, and the performance under, each of the Plan Documents and all documents and agreements contemplated by or relating to any of the foregoing; and (j) the removal of all members of the respective Board of Directors of the Debtors and the election of all members of the Board of Directors of Reorganized RBX designated pursuant to the Plan. All matters provided for under the Plan involving the corporate structure of the Debtors or Reorganized RBX and any corporate action required by the Debtors or by Reorganized RBX in connection with the Plan shall be deemed to have occurred and shall be in effect pursuant to the Bankruptcy Code, without any requirement of further action by the shareholders or the directors of the Debtors or Reorganized RBX. On the Effective Date, the appropriate officers of Reorganized RBX are authorized and directed to execute and to deliver the Plan Documents and any other agreements, documents and instruments contemplated by the Plan or the Plan Documents in the name and on behalf of Reorganized RBX.

        Commencing on the Effective Date, Reorganized RBX shall use its commercially reasonable best efforts to list the New Common Stock on a national securities exchange or a qualifying inter-dealer quotation system. Further, pursuant to the New 12% Note Indenture, Reorganized RBX shall file such periodic and current reports as if it were a reporting company under the Securities Exchange Act of 1934. In addition, Reorganized RBX will enter into the Registration Rights Agreement with respect to the New Common Stock and New 12% Notes with the holders thereof, to the extent such holders' resale of said instruments would be limited or restricted by the federal securities laws.

        7.12 DISMISSAL OF CERTAIN PROCEEDINGS. As of the Effective Date, both the Committee Avoidance Litigation and the Valuation Motion shall be dismissed with prejudice.

                                  ARTICLE VIII

                         CONTRACTS AND UNEXPIRED LEASES

        8.1    ASSUMED CONTRACTS AND UNIMPAIRED CONTRACTS. Subject to Section
8.5 hereof, except as otherwise provided in this Plan or in any order of the Bankruptcy Court, on the Effective Date all contracts and unexpired leases of the Debtors which: (a) are not listed on either the (i) Schedule of Assumed Contracts or (ii) the Schedule of Unimpaired Contracts, both Schedules to be served on the affected parties and filed with the Bankruptcy Court by the Debtors at least ten (10) calendar days before the Confirmation Objection Date, and (b) are not the subject of a motion to assume as of the Confirmation Date, are rejected. The Debtors may amend the Schedule of Assumed Contracts and/or the Schedule of Unimpaired Contracts at any time prior to the Confirmation Hearing by filing such amendment with the Bankruptcy Court and serving it on the parties directly affected by the amendment. Further, the Debtors expect to file a separate motion or motions to assume or reject any of the Debtors' collective bargaining agreements, in accordance with any applicable provisions of Bankruptcy Code Section 1113. The Debtors shall reject the AIP Management Agreement.

        To the extent the Bankruptcy Court, or any other court of competent jurisdiction, determines, either before, on, or after the Effective Date, that any agreement in the form of a lease of real or personal property identified for assumption pursuant to this Article 8 is, in fact, a secured transaction, the resulting secured indebtedness arising from such determination shall be treated in accordance with the applicable section of the Plan. Each executory contract and unexpired lease assumed pursuant to this Article 8 by any Debtor shall revest in, be deemed assigned to, and be fully enforceable by Reorganized RBX or its successor or assignee in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable federal law; provided that, except as otherwise provided in an order of the Bankruptcy Court, any contract or lease identified on the Schedule of Unimpaired Contracts (referenced in clause
(ii) above) shall be deemed to have been unimpaired and unaffected by the Cases and the parties (or their successors or assignees) to such contract or lease shall retain all their respective rights under such contract or lease.

        8.2    OBJECTIONS TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED
LEASES.

                      (a) OBJECTION PROCEDURE GENERALLY. Any party objecting to the Debtors' proposed assumption of an executory contract or unexpired lease based on a lack of adequate assurance of future performance or on any other ground including the adequacy of the "cure" amount set forth in the Schedule of Assumed Contracts, shall file and serve a written objection to the assumption of such contract or lease within the deadline and in the manner set forth in the notice accompanying the Schedule of Assumed Contracts. Failure to file an objection within the time period set forth in that notice shall constitute consent to the assumption and revestment of those contracts and leases, including an acknowledgment that the proposed assumption provides adequate assurance of future performance and that the applicable "cure" amount set forth in the Schedule of Assumed Contracts is proper and sufficient for purposes of Bankruptcy Code Section 365.

                      (b) OBJECTION BASED ON GROUNDS OTHER THAN "CURE" AMOUNT. If any party timely and properly files, pursuant to Section 8.2(a) above, an objection to assumption based on any ground other than the adequacy of the applicable "cure" amount set forth in the Schedule of Assumed Contracts, and the Bankruptcy Court ultimately determines that the Debtors cannot assume the executory contract or lease or that the Debtors cannot provide adequate assurance of future performance as proposed or in any modified proposal submitted by the Debtors or Reorganized RBX, then the unexpired lease or executory contract shall automatically thereupon be deemed to have been excluded from the Schedule of Assumed Contracts and shall be rejected pursuant to Section
8.5 hereof.

                      (c) OBJECTION BASED ON "CURE" AMOUNT. If any party timely and properly files, pursuant to Section 8.2(a) above, an objection to assumption based on the adequacy of the applicable "cure" amount set forth in the Schedule of Assumed Contracts, and such objection is not resolved between the Debtors and the objecting party, the Bankruptcy Court shall resolve such dispute at a hearing to be held at a date to be determined by the Bankruptcy Court. The resolution of such dispute shall not affect the Debtors' assumption of the contract or lease that is the subject of such dispute but rather shall affect only the "cure" amount the Debtors must pay in order to assume such contract or lease. Notwithstanding the immediately preceding sentence, if the Debtors in their discretion determine that the amount asserted to be the necessary "cure" amount would, if ordered by the Bankruptcy Court, make the assumption of the contract or lease imprudent, then the Debtors may elect to (1) reject the contract or lease pursuant to Section 8.5 hereof, or
(2) request an expedited hearing on the resolution of the "cure" dispute, exclude assumption or rejection of the contract or lease from the scope of the Confirmation Order, and retain the right to reject the contract or lease pursuant to Section 8.5 hereof pending the outcome of such dispute.

        8.3 OBJECTIONS TO SCHEDULE OF UNIMPAIRED CONTRACTS. Any party objecting to the Debtors' designation of a contract or lease on the Schedule of Unimpaired Contracts, shall file and serve a written objection to such designation within the deadline and in the manner set forth in the notice accompanying the Schedule of Unimpaired Contracts. Failure to file an objection within the time period set forth in that notice shall constitute consent to such designation and treatment set forth in the notice. If any party timely and properly files an objection pursuant to this section, and such objection is not resolved between the Debtors and the objecting party, the Bankruptcy Court shall resolve such dispute at a hearing to be held at a date to be determined by the Bankruptcy Court.

        8.4 PAYMENT RELATED TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

        If not the subject of dispute pursuant to Section 8.2 hereof as of the Confirmation Date, any monetary defaults under each executory contract and unexpired lease to be assumed under the Plan shall be satisfied by the Debtors, pursuant to Bankruptcy Code Section 365(b): (i) by payment of (1) the applicable "cure" amount set forth in the Schedule of Assumed Contracts, (2) such other amount as ordered by the Bankruptcy Court, or (3) such other amount as agreed upon by the Debtors, in Cash within thirty (30) days following the Effective Date; or (ii) on such other terms as agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute pursuant to Section 8.2, payment of the amount otherwise payable hereunder shall be made following entry of a Final Order or agreement by the Debtors or Reorganized RBX, as the case may be.

        8.5 EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED. Subject to Section 8.1 hereof, effective as of, and subject to the occurrence of, the Effective Date, the executory contracts and unexpired leases not listed on the Schedule of Assumed Contracts or the Scheduled of Unimpaired Contracts shall be rejected as of the Effective Date. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections on the Confirmation Date, pursuant to Bankruptcy Code Section 365, effective as of the Effective Date. Any party to an executory contract or unexpired lease subject to rejection as provided herein may file with the Bankruptcy Court and serve on the Debtors an objection to such rejection; provided, however, failure to file any such objection prior to the Confirmation Hearing shall constitute an agreement to the rejection.

        8.6 BAR DATE FOR REJECTION DAMAGES. If the rejection of an executory contract or unexpired lease pursuant to Section 8.5 above gives rise to a Claim by the other party or parties to such contract or lease, such Claim, to the extent that it is timely filed and is a Secured Claim, shall be classified in Class 4, and to the extent that it is timely filed and is an Unsecured Claim, shall be classified in Class 5; provided, however, that in either event any Claim arising out of the rejection shall be forever barred and shall not be enforceable against the Debtors, Reorganized RBX, their affiliates, their successors, estates, or their properties, unless a proof of claim is filed and served on the Debtors or Reorganized RBX within thirty (30) days after the earlier of (a) the date of entry of the first order of the Bankruptcy Court rejecting the executory contract or unexpired lease, or (b) the Effective Date.

                                   ARTICLE IX

                                  DISTRIBUTIONS

        9.1 DISTRIBUTIONS TO DISTRIBUTION AGENT. On the Effective Date, Reorganized RBX shall transmit or cause to be transmitted to the Distribution Agent sufficient Cash and New Securities to make the distributions to the Holders of Allowed Claims required by the Plan to be made on the Effective Date.

        9.2    DISTRIBUTIONS.

               9.2.1 DISTRIBUTION AGENT. The Distribution Agent shall be responsible for making all of the distributions required to be made by Reorganized RBX under the Plan. All costs and expenses in connection with such distributions, including, without limitation, the fees and expenses, if any, of the Distribution Agent (including the 12% Indenture Trustee, the 11 1/4% Indenture Trustee, or other Person as the case may be), shall be borne by Reorganized RBX.

        The Distribution Agent shall have the right to employ one or more sub-agents on such terms and conditions as the Distribution Agent and such sub-agent(s) shall agree, subject to approval of Reorganized RBX, which approval shall not be unreasonably withheld.

        The Distribution Agent shall not be required to provide any bond in connection with the making of any distributions pursuant to the Plan.

               9.2.2 DATES OF DISTRIBUTIONS. The Distribution Agent shall make each required distribution by the date stated in the Plan with respect to such distribution. Any distribution required to be made on the Effective Date shall be made as soon as practicable and shall be deemed to be made on such date if made within thirty (30) days after such date other than Cash to be paid to the Prepetition Lenders and, in the event that the Alternative Lender is the Exit Lender, indefeasible and full payment on the DIP Facility Claims; provided, however, any distributions required to be made by the 12% Indenture Trustee and 11 1/4% Indenture Trustee, as Distribution Agent(s), shall be deemed to be made on the Effective Date if made as soon as practicable after such date. Any distribution required to be made on the date on which a Claim becomes an Allowed Claim shall be deemed to be made on such date if made on the nearest

Distribution Date occurring after such date.

               9.2.3 MANNER OF DISTRIBUTION. At the option of the Distribution Agent, monetary distributions may be made in Cash, by wire transfer or by a check drawn on a domestic bank. Distribution of New Securities shall be made by the issuance and delivery of such securities.

        9.3 UNDELIVERABLE DISTRIBUTIONS. If a distribution is returned to the Distribution Agent as undeliverable, the Distribution Agent shall hold such distribution and shall not be required to take any further action with respect to the delivery of the distribution unless and until the Distribution Agent is notified in writing of the then current address of the Person entitled to receive the distribution. Unless and until the Distribution Agent is so notified, such distribution shall be deemed to be "Unclaimed Property" and shall be dealt with in accordance with Section 9.7 of the Plan. The Distribution Agent shall not be entitled to vote any New Securities which the Distribution Agent holds as undeliverable.

        9.4    OLD SECURITIES AND INSTRUMENTS.

               9.4.1 SURRENDER AND CANCELLATION OF INSTRUMENTS. As a condition to receiving any distribution pursuant to the Plan, each Person holding an instrument evidencing an existing Claim against a Debtor must surrender such instrument to the Distribution Agent; provided that, in the event such Person fails to surrender such instrument within one year of the Effective Date (or in the case of a Person holding a 12% Note or 11 1/4% Note, within two years of the Effective Date), that Person will be deemed to have forfeited his, her or its right to receive any distribution under the Plan and such Person will be forever barred from asserting any such Claim against Reorganized RBX or its property; and provided further that, in such event as described above, any New Securities or Cash held for distribution on account of such Claim will be treated as Unclaimed Property in accordance with Section 9.7 hereof. Notwithstanding any of the foregoing, the provisions in the 12% Note Indenture and the 11 1/4% Note Indenture relating to the surrender and cancellation of the 12% Notes and 11 1/4% Notes, respectively, shall continue to bind and govern such matters in the case of these notes as of the Effective Date.

               9.4.2 RIGHTS OF PERSONS HOLDING OLD SECURITIES. As of the Effective Date (a) all Existing RBX Common Stock, Existing Common Equity Interests and Preferred Equity Interests shall be deemed automatically cancelled and deemed void and of no further force or effect, without any further action on the part of any Person, and (b) the Debtors' obligations under such securities shall be deemed discharged. Until the Persons holding the securities as of the Record Date or their lawful successors and assigns surrender the instruments which had previously evidenced the securities, or otherwise comply with Section
9.4.1 of the Plan, such Persons shall have no rights (and such instruments shall evidence no rights) except to surrender such instruments, or otherwise comply with such Section, and to receive in exchange therefore the distributions, if any, to which such Persons are entitled pursuant to the provisions of Article 5 of the Plan. Holders of 12 % Notes and 11 1/4% Notes shall have no recourse against Reorganized RBX on account of obligations evidenced by such notes, except as provided in this Plan.

               9.4.3 CANCELLATION OF LIENS. Except as otherwise provided in the Plan, including Section 2.1.1, and excluding any charging Liens provided for under the 12% Note Indenture and the 11 1/4% Note Indenture, on the Effective Date, any Lien securing any Secured Claim shall be deemed released, and the Person holding such Secured Claim shall be authorized and directed to release any collateral or other property of the Debtors (including, without limitation, any cash collateral) held by such Person and to take such actions as may be requested by Reorganized RBX to evidence the release of such Lien, including, without limitation, the execution, delivery and filing or recording of such releases as may be requested by Reorganized RBX at the sole expense of Reorganized RBX.

        9.5 FRACTIONAL SECURITIES AND ROUNDING OF PAYMENTS. No fractional shares or applicable units of New Common Stock, New Warrants or New 12% Notes shall be issued under the Plan, and each Person otherwise entitled to receive an amount of said instruments that includes fractional amounts shall receive an amount of said instruments as shall reflect a rounding down of such fraction to the nearest whole unit; provided further, with respect to any fractional amount of New Common Stock and New 12% Notes that would otherwise be remitted to a Person under the Plan, Reorganized RBX shall pay a Cash adjustment to the Person in respect of such fractional amount, such payment(s) to be delivered to the 12% Indenture Trustee or 11 1/4% Indenture Trustee or other Distribution Agent, as appropriate, on behalf of and to be remitted to said Person.

        With respect to any Claims other than 12% Noteholder Claims and 11 1/4% Noteholder Claims, whenever payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole cent. To the extent Cash remains undistributed as a result of the rounding of such fraction to the nearest whole cent, such Cash shall be treated as "Unclaimed Property" under the Plan.

        9.6 NO DE MINIMUS DISTRIBUTIONS. Notwithstanding any other provision of this Plan, no Cash payment of less than ten dollars ($10.00) shall be made by the Debtors, Reorganized RBX, Reorganized OleTex (if applicable), and the Distribution Agent on account of any Allowed Claim, including any Cash adjustments described in Section 9.5 hereof, nor shall any of the foregoing entities be obligated to make any such de minimus Cash payment, unless a specific request for payment is made in writing by the Holder of such Claim to the relevant foregoing entity(ies).

        9.7 COMPLIANCE WITH TAX REQUIREMENTS. Reorganized RBX shall comply with all withholding and reporting requirements imposed by federal, state or local taxing authorities in connection with making distributions pursuant to the Plan.

        In connection with each distribution with respect to which the filing of an information return (such as Internal Revenue Service Form 1099 or 1042) or withholding is required, Reorganized RBX shall file such information return with the Internal Revenue Service and provide any required statements in connection therewith to the recipients of such distribution, or effect any such withholding and deposit all moneys so withheld to the extent required by law. With respect to any Person from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by Reorganized RBX (or the Distribution Agent), Reorganized RBX may, at its sole option, withhold the amount required and distribute the balance to such Person or decline to make such distribution until the information is received; provided, however, that Reorganized RBX shall not be obligated to liquidate New Securities to perform such withholding.

        9.8 DISTRIBUTION OF UNCLAIMED PROPERTY. If any Person entitled to receive Cash or New Securities pursuant to the Plan does not present itself on the Effective Date or on such other date on which such Person becomes eligible for distribution of such Cash or New Securities, such Cash or New Securities shall be deemed to be "Unclaimed Property." A list of Unclaimed Property shall be filed with the Bankruptcy Court by the Distribution Agent on the first and second annual anniversaries of the Effective Date. Nothing contained in the Plan shall require Reorganized RBX or the Distribution Agent to attempt to locate such Person. The Unclaimed Property shall be set aside and (in the case of Cash) held in a segregated interest-bearing account to be maintained by the Distribution Agent.

        If such Person presents itself within two (2) years following the Effective Date, the Unclaimed Property distributable to such Person, together with any interest or dividends earned thereon, shall be paid or distributed to such Person on the next Distribution Date. If such Person does not present itself within said period of two (2) years following the Effective Date, any such Unclaimed Property and accrued interest or dividends earned thereon shall be remitted to Reorganized RBX.

        9.9 SETOFF. The Distribution Agent may, but is not required to, set off against any Claim and the distribution to be made pursuant to the Plan in respect of such Claim, any claims of any nature which Debtor or Reorganized RBX may have had against the holder of such Claim. Neither the failure by the Debtors or the Distribution Agent to effect such a setoff nor the allowance of any Claim shall constitute a waiver or a release of any claim which the Debtors or Reorganized RBX may have against the Holder of a Claim.

        9.10 RECORD DATE. With respect to any distributions to be made to 12% Noteholders or 11 1/4% Noteholders under the Plan, only 12% Noteholders and 11 1/4% Noteholders as of the Record Date will be entitled to receive distributions under the Plan. No Person will have any obligation to recognize any transfer of the 12% Notes or 11 1/4% Notes occurring after the Effective Date.

                                   ARTICLE X

                       LITIGATION AND OBJECTION TO CLAIMS

        10.1 RIGHTS OF ACTION. All Avoidance Rights of Action (other than the Committee Avoidance Litigation), unless expressly waived, relinquished, compromised or settled in this Plan or in a Final Order, are reserved and shall vest in the Reorganized RBX, which may pursue such Avoidance Rights of Action.

        10.2 OBJECTIONS TO CLAIMS AND OTHER RIGHTS OF ACTION. Prior to the Effective Date, the Debtors shall pursue any objection to the allowance of any Claim and Rights of Action; provided, however, under the Bankruptcy Code, any party in interest, including the Committee, may also object to Claims prior to the Effective Date. Except as set forth in Section 10.2.1 of the Plan, from and after the Effective Date, Reorganized RBX shall be responsible for pursuing any objection to the allowance of any Claim and Rights of Action, including Avoidance Rights of Action. Unless another date is established by the Bankruptcy Court or the Plan, any objection to a Claim shall be filed with the Bankruptcy Court and served on the Person holding such Claim by one hundred twenty (120) days after the Effective Date. Reorganized RBX shall have the right to petition the Bankruptcy Court, without notice or a hearing, for an extension of such date if a complete review of all Claims cannot be completed by such date.

               10.2.1 COMMITTEE REVIEW AND PROSECUTION OF CLAIMS OBJECTIONS AND OTHER MATTERS.

                      (a) Reporting. At least once every two weeks following the Effective Date through the conclusion of the time in which objections to Claims may be asserted, Reorganized RBX shall send to the Committee a written report regarding the status of Reorganized RBX's reconciliation of "Qualifying Class 5 Claims" (as defined below) and Reorganized RBX's filed and contemplated objections to and proposed settlements of Qualifying Class 5 Claims.

                      (b) Standing. (i) The Committee shall have the standing and authority to join in Reorganized RBX's objections to Qualifying Class 5 Claims and to object to the proposed settlement by Reorganized RBX of Qualifying Class 5 Claims. (ii) In the event that Reorganized RBX fails to file an objection to any Qualifying Class 5 Claim on or before the date that is twenty-one days before the applicable deadline for filing objections to Class 5 Claims, the Committee shall have the standing and authority to file and prosecute an objection to any such Qualifying Class 5 Claim that is not then the subject of an objection.

                      (c) Qualifying Class 5 Claim. For purposes of this Section, the term "Qualifying Class 5 Claim" means a Class 5 Claim filed in an amount (i) which exceeds the amount listed on the Schedules by $50,000 or more, or (b) which is greater than $50,000 and was not listed on the Schedules.

        10.3 BAR DATE FOR ADMINISTRATIVE CLAIMS. Requests for payment of Administrative Claims (other than (a) Claims relating to the assumption of executory contracts, and (b) Claims for which a request has already been filed) must be filed and served on Debtors, the Committee, and the U.S. Trustee no later than sixty (60) days after the Effective Date; provided, however, Professional Persons or other entities requesting compensation or reimbursement of expenses pursuant to Bankruptcy Code sections 327, 328, 330, 331, 503(b) and 1103 for services rendered prior to the Effective Date will file and serve on all parties entitled to notice thereof, an application for final allowance of compensation and reimbursement of expenses no later than twenty (20) days after the Effective Date in accordance with the various orders of the Bankruptcy Court establishing procedures for submission and review of such applications. All such requests for payment of Administrative Claims and applications for final allowance of compensation and reimbursement of expenses will be subject to authorization and approval of the Bankruptcy Court. The Debtors or Reorganized RBX shall have sixty (60) days from the date an Administrative Claim, other than an administrative claim of a Professional Person, is served in accordance with the Plan to bring an objection to such Claim. Any objections to applications for final allowance of compensation and reimbursement of expenses of Professional Persons may be filed by Reorganized RBX, the Committee, or the U.S. Trustee and must be filed and served within twenty (20) days of service of the relevant fee application.

        10.4 SPECIAL PROVISIONS REGARDING THE 12% INDENTURE TRUSTEE'S FEES AND EXPENSES AND THE FEES AND EXPENSES OF PROFESSIONALS RETAINED BY THE INFORMAL NOTEHOLDERS COMMITTEE.

                      (a) The 12% Indenture Trustee will receive from Reorganized RBX cash equal to the amount of the 12% Indenture Trustee's fees and expenses (which includes the fees and expenses of any professionals retained by the 12% Indenture Trustee) in accordance with the procedures established in this
Section 10.4. Distributions received by holders of Allowed Claims in respect of the 12% Notes pursuant to the Plan will not be reduced on account of the payment of the 12% Indenture Trustee's fees and expenses, to the extent paid by the Debtors or Reorganized RBX hereunder.

                      (b) No later than ten (10) days prior to the anticipated Effective Date, the 12% Indenture Trustee will submit to the Debtors appropriate documentation in support of the fees and expenses incurred by the 12% Indenture Trustee through the Effective Date (including any estimated fees and expenses through the Effective Date), whether incurred prior to or subsequent to the Petition Date, less any fees and expenses which have been paid during these Cases, together with a detailed, reasonable estimate of any fees and expenses to be incurred following the Effective Date. On or prior to the Effective Date, the Debtors will place the amount of the 12% Indenture Trustee's identified fees and expenses (including any estimated fees and expenses) through the Effective Date in a segregated, interest bearing money market account. The 12% Indenture Trustee's fees and expenses will be paid from this segregated account solely in accordance with the procedures set forth in this Section 10.4.

                      (c) No later than thirty (30) days after the segregated account is funded pursuant to Section 10.4(a), the 12% Indenture Trustee will provide Reorganized RBX with a final invoice for its fees and expenses incurred through the Effective Date and shall be paid such amount out of the segregated account without the need for any approval by the Bankruptcy Court of such fees and expenses.

                      (d) The 12% Indenture Trustee's fees and expenses for the period after the Effective Date incurred in connection with distributions under the Plan will be paid by Reorganized RBX in the ordinary course without the need for any approval by the Bankruptcy Court of such fees and expenses.

                      (e) Within twenty (20) days after the Effective Date, all of the professionals retained by the Informal Noteholders Committee will serve upon the Debtors, the Committee, and the United States Trustee final invoices for any fees and expenses incurred through the Effective Date. The Debtors, the Committee, and the United States Trustee may file an objection to the reasonableness of such fees and expenses within twenty (20) days after service of such invoices. If no objection is filed within such time, Reorganized RBX shall pay the invoiced amounts to such professionals without the need for any approval by the Bankruptcy Court of such fees and expenses. If an objection is filed within such time, the Bankruptcy Court shall determine the reasonableness of the requested fees and expenses in accordance with section 1129(a)(4) of the Bankruptcy Code and Reorganized RBX thereafter shall pay all approved fees and expenses.

        10.5 SPECIAL PROVISIONS REGARDING THE 11 1/4% INDENTURE TRUSTEE'S FEES AND EXPENSES AND THE FEES AND EXPENSES OF PROFESSIONALS RETAINED BY THE 11 1/4% INDENTURE TRUSTEE.

                      (a) The 11 1/4% Indenture Trustee will receive from Reorganized RBX cash equal to the amount of the 11 1/4% Indenture Trustee's fees and expenses (which includes the fees and expenses of any professionals retained by the 11 1/4% Indenture Trustee) in accordance with the procedures established in this Section 10.5. Distributions received by holders of Allowed Claims in respect of the 11 1/4% Notes pursuant to the Plan will not be reduced on account of the payment of the 11 1/4% Indenture Trustee's fees and expenses, to the extent paid by the Debtors or Reorganized RBX hereunder.

                      (b) No later than ten (10) days prior to the anticipated Effective Date, the 11 1/4% Indenture Trustee will submit to the Debtors appropriate documentation in support of the fees and expenses incurred by the 11 1/4% Indenture Trustee through the Effective Date (including any estimated fees and expenses through the Effective Date), whether incurred prior to or subsequent to the Petition Date, less any fees and expenses which have been paid during these Cases, together with a detailed, reasonable estimate of any fees and expenses to be incurred following the Effective Date. On or prior to the Effective Date, the Debtors will place the amount of the 11 1/4% Indenture Trustee's identified fees and expenses (including any estimated fees and expenses) through the Effective Date in a segregated, interest bearing money market account. The 11 1/4% Indenture Trustee's fees and expenses will be paid from this segregated account solely in accordance with the procedures set forth in this Section 10.5.

                      (c) No later than thirty (30) days after the segregated account is funded pursuant to Section 10.5(a), the 11 1/4% Indenture Trustee will provide Reorganized RBX with a final invoice for its fees and expenses incurred through the Effective Date and shall be paid such amount out of the segregated account without the need for any approval by the Bankruptcy Court of such fees and expenses.

                      (d) The 11 1/4% Indenture Trustee's fees and expenses for the period after the Effective Date incurred in connection with distributions under the Plan will be paid by Reorganized RBX in the ordinary course without the need for any approval by the Bankruptcy Court of such fees and expenses.

                      (e) Notwithstanding anything to the contrary in Sections 10.5(a) through 10.5(c) above, the fees and expenses of the 11 1/4% Indenture Trustee to be reimbursed pursuant to this Plan (i) shall not exceed $45,000; and (ii) shall not include any fees or expenses incurred in prosecuting the Committee Avoidance Litigation.

        10.6   TREATMENT OF DISPUTED CLAIMS.

               10.6.1 NO DISTRIBUTION PENDING ALLOWANCE. If any portion of a Claim is a

Disputed Claim, no payment or distribution provided for under the Plan shall be made on account of the portion of such Claim that is a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim.

               10.6.2 DISTRIBUTION AFTER ALLOWANCE. On the next Distribution Date following the date on which a Disputed Claim becomes an Allowed Claim, the Distribution Agent shall distribute to the Person holding such Claim any Cash or New Securities that would have been distributable to such Person if such Claim had been an Allowed Claim on the Effective Date.

               10.6.3 RESERVES FOR DISPUTED CLAIMS. In the event that Disputed Claims are pending, the Distribution Agent shall establish reasonable reserves for such Disputed Claims in amounts to be approved by the Bankruptcy Court upon application by Reorganized RBX, and the aggregate property to be distributed to holders of Allowed Claims on any Distribution Date shall be adjusted to reflect such reserves. Notwithstanding the foregoing, reserves for Disputed Claims will not be required to the extent that Reorganized RBX maintains sufficient availability under its New Revolving Credit Agreement to satisfy such Disputed Claims if and when Allowed.

                                   ARTICLE XI

                          EFFECTS OF PLAN CONFIRMATION

        11.1 DISCHARGE. The rights afforded under this Plan and the Confirmation Order and the treatment of Claims and Interests thereunder shall be in exchange for, and in complete satisfaction, discharge and release of, all Claims and satisfaction or termination of all Interests, including any interest accrued on Claims from and after the Petition Date. Except as otherwise expressly provided in the Plan or the Confirmation Order, upon the occurrence of the Effective Date, the Debtors shall be discharged, effective immediately, from any Claim and any "debt" (as that term is defined in Bankruptcy Code Section 101(12)), and the Debtors' liability in respect thereof shall be extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, that arose from any agreement of the Debtors entered into or obligation of the Debtors incurred before the Confirmation Date, or from any conduct of the Debtors prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest accrued and expenses incurred, if any, on any such debts, whether such interest accrued or such expenses were incurred before or after the Petition Date, and including, without limitation, any liability of a kind specified in Bankruptcy Code Sections 502(g), 502(h) and 502(i), whether or not a proof of claim was filed or is deemed filed under Bankruptcy Code Section 501, such Claim is allowed under Bankruptcy Code Section 502 or the Person holding such Claim has accepted the Plan. The discharge granted under this Section 11.1 shall void any judgment obtained against the Debtors or Reorganized RBX at any time, to the extent that such judgment relates to a discharged Claim.

        11.2 REVESTING. Except as otherwise expressly provided in the Plan or the Confirmation Order, on the Effective Date, without any further action, Reorganized RBX will be vested with all of the property of the Debtors' Estates free and clear of all Claims, Liens and Interests, and may operate their businesses and may use, acquire or dispose of their assets free of any restrictions imposed by the Bankruptcy Code or by the Bankruptcy Court. Except as otherwise expressly provided in the Plan or Confirmation Order, all Rights of Action are hereby preserved, retained for enforcement solely and exclusively by and at the discretion of Reorganized RBX.

        11.3 PRESERVATION OF ALL RIGHTS OF ACTION. Except as otherwise expressly provided herein, the Debtors on behalf of themselves and Reorganized RBX reserve all rights to commence and pursue, as appropriate, any and all Rights of Action, whether arising prior to or after the Petition Date, in any court or other tribunal, including, without limitation, in an adversary proceeding filed in the Cases. While the Debtors have attempted to identify in the Disclosure Statement the Rights of Action which may be pursued, the failure to list therein any potential or existing Right of Action generally or specifically is not intended to limit the rights of the Debtors or Reorganized RBX to pursue any such action.

        Unless a Right of Action against any Person is expressly waived, relinquished, released, compromised or settled as provided or identified in the Plan or any Final Order, the Debtors on behalf of themselves and Reorganized RBX expressly reserve all Rights of Action for later adjudication and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches shall apply to such Rights of Action upon or after the confirmation or consummation of the Plan. In addition, the Debtors on behalf of themselves and Reorganized RBX expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which the Debtors are defendants or interested parties against any Person.

                                  ARTICLE XII

                      RELEASES, INJUNCTIONS AND EXCULPATION

        12.1   RELEASE OF RELEASEES BY DEBTORS.

        From and after the Effective Date, each of the present and former stockholders, directors, officers, agents or employees, attorneys, or advisors of the Debtors or Reorganized RBX, the successors and assigns of such parties and any Person claimed to be liable derivatively through any of the foregoing (the "Releasees"), shall be released by the Debtors, their respective subsidiaries and any Person claiming by, through or under any of them, from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any Debtor or any of their respective subsidiaries is entitled to assert in its own right or on behalf of the Holder of any Claim or Interest or other Person, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or prior to the Effective Date. Notwithstanding the foregoing, the Releasees shall not be released from any claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, arising under executory contracts assumed under the Plan or acts or omissions which are the result of fraud, gross negligence, willful misconduct or willful violation of the law.

        12.2   RELEASE OF RELEASED PARTIES.

        Except as otherwise specifically provided in the Plan and/or the Confirmation Order, in consideration for the distributions received under the Plan, the Debtors and all Holders of Claims shall be deemed to have released, remised and forever discharged: (a) the Debtors and Reorganized RBX; and (b) affiliates of the Debtors or Reorganized RBX, present and former stockholders, directors, officers, agents, employees, attorneys, or advisors of the Debtors or Reorganized RBX, the successors and assigns of such parties, and any Person claimed to be liable derivatively through any of the foregoing (such parties described in the preceding clauses (a) and (b) above, collectively, the "Released Parties") of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, promises, damages, claims and liabilities whatsoever, known or unknown, arising from a Claim or based upon the same subject matter as a Claim or Interest and existing on the Petition Date or which thereafter could arise based on any act, fact, transaction, cause, matter or thing which occurred prior to the Petition Date, except as to acts or omissions which are the result of fraud, gross negligence, or willful misconduct or willful violation of federal or state securities laws or the Internal Revenue Code. Notwithstanding the preceding language in this Section 12.2, any Person entitled to vote on the Plan shall have the right, by so designating on their voting ballot, to elect not to join in the release of the Released Parties described and listed in Section 12.2. The release of the Released Parties so specified shall not be binding on any Person who makes such designation on its voting ballot. ANY PARTY WHO DOES NOT RETURN A BALLOT WHICH AFFIRMATIVELY ELECTS AGAINST GRANTING THE RELEASE DESCRIBED HEREIN SHALL BE CONCLUSIVELY DEEMED TO HAVE JOINED IN THE RELEASE OF THE RELEASED PARTIES (I.E., IN ORDER TO AVOID BEING DEEMED TO HAVE RELEASED THE RELEASED PARTIES, A PERSON ENTITLED TO VOTE UNDER THE PLAN MUST BOTH RETURN A BALLOT AND AFFIRMATIVELY ELECT ON SUCH BALLOT AGAINST GRANTING THE RELEASE DESCRIBED HEREIN AND

THEREIN). The Debtors have been informed and understand that each member of the Committee and of the Informal Noteholders Committee has agreed to be bound by the releases, and will not make an election on its ballot to opt out of the releases.

        Except as otherwise specifically provided in the Plan and except to the extent Persons have elected against such releases, any Person accepting any distribution pursuant to the Plan shall be presumed conclusively to have released the Released Parties from any cause of action arising from or based on the same subject matter as the Claim or Interest, except as to acts or omissions which are the result of fraud, gross negligence, or willful misconduct or willful violation of federal and state securities laws or the Internal Revenue Code. The release described in the preceding sentence shall be enforceable as a matter of contract. Subject to Bankruptcy Code Sections 524 and 1141, the releases described herein shall not preclude police, federal tax, or regulatory agencies from fulfilling their statutory duties. Notwithstanding anything to the contrary in the Plan or the Confirmation Order, the releases provided to the Released Parties shall not apply to the claims, if any, of the United States.

        The releases described herein are in addition to, and not in lieu of, any other release separately given, conditionally or unconditionally, by the Debtors or Reorganized RBX to any other Person.

        12.3   INJUNCTIONS AND STAYS.

        Unless otherwise provided in the Plan or the Confirmation Order, all injunctions and stays provided for in the Cases pursuant to Bankruptcy Code Sections 105 and 362 or otherwise in effect on the Confirmation Date, shall remain in full force and effect until the Effective Date. From and after the Effective Date, all Persons are permanently enjoined from, and restrained against, commencing or continuing in any court any suit, action or other proceeding, or otherwise asserting any claim or interest, seeking to hold (a) Reorganized RBX or any of its subsidiaries, (b) the property of Reorganized RBX or any of its subsidiaries, (c) any of the Releasees and Released Parties (as defined in the Plan), (d) the Committee or any of its members or (e) any of the Prepetition Lenders, the 12% Indenture Trustee, 12% Noteholders, the 11 1/4%

Indenture Trustee, or the DIP Lender (or their respective officers, directors, employees and other agents, advisors, attorneys and accountants, successors or assigns) liable for any claim, obligation, right, interest, debt or liability that has been discharged or released pursuant to Sections 11.1, 12.1 or 12.2 of the Plan.

        The satisfaction, release and discharge granted pursuant to the Plan shall also act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset or recover any Claim or cause of action satisfied, released or discharged under the Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by Sections 524 and 1141 thereof, provided that nothing in the Plan shall restrain and enjoin Persons who are holders of Claims against and Interests in the Estates from taking any action to enforce liability arising from fraud, gross negligence, willful misconduct, or willful violation of federal or state securities laws or the Internal Revenue Code. Subject to the discharge granted under Bankruptcy Code Sections 524 and 1141, the injunction described herein shall not preclude police, federal tax, or regulatory agencies from fulfilling their statutory duties. Notwithstanding anything to the contrary in the Plan or the Confirmation Order, the injunction provided for herein shall not apply to bar the claims, if any, of the United States as against the Released Parties.

        12.4   EXCULPATION.

        None of the Debtors, the Releasees or Released Parties, the 12% Noteholders, the Informal Noteholders Committee, the 12% Indenture Trustee, the 11 1/4% Noteholders, the 11 1/4% Indenture Trustee, the Prepetition Lenders, the DIP Lender, the Committee, nor any of the respective members, officers, directors, employees and other agents, advisors, attorneys and accountants of any of the foregoing shall have any liability to any Holder of any Claim or Interest or other Person for any act or omission in connection with or arising out of the administration of the Cases, including, without limitation, the negotiation, preparation and pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan except for liability based on willful misconduct or gross negligence as finally determined by the Bankruptcy Court or as otherwise set forth in Section 12.1 hereof. Each of the Reorganized RBX entities and their respective officers, directors, employees and other agents, advisors, attorneys and accountants shall be entitled to rely, in every respect, upon the advice of counsel with respect to their duties and responsibilities under the Plan.

        12.5   INDEMNIFICATION OBLIGATIONS.

                      (a)    POST-CONFIRMATION INDEMNITY INSURANCE.

        As of the date of this Plan, the Debtors' officers and directors are covered under certain director and officer liability insurance policies (the "Current Policies") with an aggregate liability limit of $4,000,000. Solely to the maximum extent of applicable and available directors and officers liability coverage, Reorganized RBX shall assume Debtors' indemnity obligations to, and continue to indemnify and hold harmless those officers and directors of Debtors serving at any time during the pendency of the Cases (such officers and directors are referred to herein as the "Indemnified Officers and Directors") pursuant to RBX's Certificate of Incorporation as modified by the Plan (the "Certificate of Incorporation"), with such indemnification obligations including to the fullest extent permitted by Delaware law any liability arising out of pre-Petition Date and/or post-Petition Date activities of the Debtors. Reorganized RBX shall obtain and maintain for a period of not less than five (5) years pre-paid, fully-earned premium, indemnity insurance policies ("Post-Confirmation Policies") covering the Indemnified Officers and Directors and the officers and directors of the Reorganized RBX on terms no less favorable than are provided in the Current Policies, having terms of no less than five (5) years.

                      (b)    CONTINUING INDEMNIFICATION.

        The obligations of the Debtors and Reorganized RBX pursuant to law, contract, their respective certificates of incorporation or bylaws, pursuant to this Plan or otherwise to indemnify, or to pay contribution or reimbursement to, the Indemnified Officers and Directors in respect of legal fees, costs, expert advice, witness expenses, settlement or payment of indemnified claims incurred by the Indemnified Officers and Directors (collectively, the

"Indemnity Claims") shall be assumed by Reorganized RBX, solely to the maximum extent of applicable and available directors and officers liability insurance, and accordingly, shall not be discharged or impaired by reason of confirmation of the Plan or otherwise, shall not be subordinated under Bankruptcy Code
Section 510 or otherwise and shall not be disallowed under Bankruptcy Code
Section 502(e) or otherwise. Indemnity Claims shall include fees, costs, and expenses incurred by any Indemnified Officer or Director in contesting any denial of coverage under the Current and Post-Confirmation Policies. Upon written request of any one or more Indemnified Officers and Directors, the Board of Directors may, in its reasonable discretion, apply funds that would be used in respect of the defense of an indemnified claim to the settlement thereof if such settlement payment will be less than the reasonably anticipated cost of such a defense and such application would be in the best interests of Reorganized RBX. Any liability of the Debtors under this paragraph which is attributable to the period from the Petition Date to the Effective Date and which under the Bankruptcy Code has the priority of an expense of administration shall be entitled to such priority.

                                  ARTICLE XIII

                  CONDITIONS TO CONFIRMATION AND EFFECTIVENESS

        13.1   CONDITIONS PRECEDENT TO PLAN CONFIRMATION.

        It shall be a condition precedent to the confirmation of the Plan that on or prior to the Confirmation Date, the Bankruptcy Court shall have entered one or more orders which shall be in full force and effect and not stayed and in form and substance acceptable to the 12% Indenture Trustee, the Informal Noteholders Committee and Congress, and which shall:

                      (a) decree that the Plan and the Confirmation Order shall supersede any Bankruptcy Court orders issued prior to the Effective Date that are inconsistent therewith;

                      (b) authorize the implementation of the Plan in accordance with its terms, including, without limitation, the execution and delivery of the agreements and instruments entered into pursuant to the Plan (including, without limitation, each of the Plan

Documents);

                      (c) contain findings supported by evidence adduced at the Confirmation Hearing and order that: (i) upon the occurrence of the Effective Date, all New Securities and Plan Documents and other documents necessary to implement the restructuring contemplated under the Plan, including the New 12%
Note Indenture, are authorized by all corporate action; (ii) any liens and security interests granted by such documents are valid, binding and enforceable, subject to no prior liens, except as may be provided in such documents; and
(iii) pursuant to Bankruptcy Code Section 1146(c), the issuance of the New Securities and the grant of liens and security interests described in the preceding clause are not subject to any stamp, real estate, or transfer tax, and that all recording officers shall record the same without imposition of any charge;

                      (d) issue the injunction and authorize the issuance of any releases and exculpations as set forth in the Plan, effective as of the Effective Date;

                      (e) decree that, on the Effective Date, the transfers of assets by the Debtors contemplated by the Plan (i) are or will be legal, valid and effective transfers of property, (ii) vest or will vest in the transferee good title to such property free and clear of all Claims, Interests and Liens, except those provided for in the Plan or the Confirmation Order, (iii) do not or will not constitute fraudulent conveyances under any applicable law and (iv) do not and will not subject the Debtors, Reorganized RBX or property so transferred to any liability by reason of such transfer under applicable law or any theory of law including, without limitation, any theory of successor or transferee liability;

                      (f) confirm the Plan and authorize its implementation in accordance with its terms; and

                      (g) substantively consolidate the Estates for purposes of the Plan. It shall also be a condition precedent to the confirmation of the Plan that the Debtors shall have received a signed commitment for the Exit Loan Agreement which is in form and substance acceptable to the Debtors, the 12% Indenture Trustee and the Informal Noteholders Committee, unless such condition precedent is waived by the Debtors, the Committee, the 12% Indenture Trustee and the Informal Noteholders Committee; and that the Confirmation Hearing shall have been commenced by July 15, 2001.

13.2    CONDITIONS PRECEDENT TO PLAN EFFECTIVENESS.

        It shall be a condition precedent to the effectiveness of the Plan that:

                      (a) The orders referred to in Section 13.1, including, without limitation, the Confirmation Order, shall be Final Orders;

                      (b) All agreements and instruments contemplated by, or to be entered into pursuant to, the Plan and its provisions, including, without limitation, the New 12% Indenture, the New 12% Notes, the Exit Financing Agreements and all other agreements, documents and instruments related thereto, and each of the other Plan Documents and other related documents necessary for effectuation of the Plan, shall be in form and substance acceptable to the Debtors, the 12% Indenture Trustee, the Informal Noteholders Committee, the Committee and the Exit Lender, and shall have been duly and validly executed and delivered, or deemed executed by the parties thereto and all conditions to their effectiveness shall have been satisfied or waived;

                      (c) The New 12% Indenture shall be qualified under the Trust Indenture Act of 1939, as amended;

                      (d) In the event that the Alternative Lender is the Exit Lender, all DIP Facility Claims, in such amounts as determined by the DIP Lender, agreed to by the Debtors, and approved by the Bankruptcy Court, shall have been paid in Cash in full in accordance with the DIP Facility Agreement and the DIP Facility Order or on other terms and conditions acceptable to the DIP Lender, and discharged;

                      (e) The Effective Date shall be no later than August 15, 2001, unless extended with the consent of the Informal Noteholders Committee and the 12% Indenture Trustee; and

                      (f) A Final Order or Final Orders shall have been entered, dismissing with prejudice the Valuation Motion and the Committee Avoidance Litigation.

                                  ARTICLE XIV

                            RETENTION OF JURISDICTION

        14.1 RETENTION OF JURISDICTION. Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Cases and any of the proceedings related to the Cases pursuant to Bankruptcy Code Section 1142 and 28 U.S.C. Section 1334 to the fullest extent permitted by the Bankruptcy Code and other applicable law, including, without limitation, such jurisdiction as is necessary to ensure that the purpose and intent of the Plan are carried out. Without limiting the generality of the foregoing, the Bankruptcy Court shall retain jurisdiction for the following purposes:

                      (a) to hear and determine any and all objections to the allowance, or requests for estimation, of Claims or the establishment of reserves pending the resolution of Disputed Claims;

                      (b) to consider and act on the compromise and settlement of any Claim against, or cause of action on behalf of, any Debtor or any Estate;

                      (c) to hear and determine any disputes relating to the rejection or assumption of any executory contract or unexpired lease, or the Debtors' designation of any agreement on the Schedule of Unimpaired Contracts referenced in Section 8.1 hereof, and to determine the allowance of any Claim resulting therefrom;

                      (d) to enter such orders as may be necessary or appropriate in connection with the recovery of the Debtors' assets wherever located;

                      (e) to hear and determine any and all applications for allowance of compensation and reimbursement of expenses;

                      (f) to hear and determine any and all controversies, suits and disputes arising under or in connection with the interpretation, implementation or enforcement of the Plan and any of the documents intended to implement the provisions of the Plan or any other matters to be resolved by the Bankruptcy Court under the terms of the Plan;

                      (g) to hear and determine any motions or contested matters involving Taxes, tax refunds, tax attributes and tax benefits and similar and related matters with respect to any Debtor arising prior to the Effective Date or relating to the administration of the Cases, including, without limitation, matters involving federal, state and local Taxes in accordance with Bankruptcy Code Sections 346, 505 and 1146;

                      (h) to hear and determine any and all applications, adversary proceedings and contested matters pending on the Effective Date or that may be commenced thereafter as provided in the Plan;

                      (i) to effectuate distributions under and performance of the provisions of the Plan;

                      (j) to hear and determine any applications to modify any provision of the Plan to the full extent permitted by the Bankruptcy Code;

                      (k) to correct any defect, cure any omission or reconcile any inconsistency in the Plan, the exhibits to the Plan and annexes thereto, including any of the Plan Documents, or any order of the Bankruptcy Court, including the Confirmation Order, as may be necessary to carry out the purposes and intent of the Plan;

                      (l) to determine such other matters as may be provided for in the Confirmation Order or as may from time to time be authorized under the provisions of the Bankruptcy Code or any other applicable law;

                      (m) to enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings issued or entered in connection with the Cases or the Plan;

                      (n) to enter such orders as may be necessary or appropriate in aid of confirmation and to facilitate implementation of the Plan, including, without limitation, any stay orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, revoked, modified or vacated;

                      (o) to remand to state court any claim, cause of action, or proceeding involving any of the Debtors that was removed to federal court in whole or in part in reliance upon 28 U.S.C. Section 1334;

                      (p) to determine any other matter not inconsistent with the Bankruptcy Code; and

                      (q)  to issue a final decree closing the Cases.

                                   ARTICLE XV

                       MODIFICATION OR WITHDRAWAL OF PLAN

        15.1 MODIFICATION OF PLAN. At any time prior to confirmation of the Plan, the Debtors, with the prior written consent of the 12% Indenture Trustee and the Informal Noteholders Committee, may supplement, amend or modify the Plan. After confirmation of the Plan, the Debtors or Reorganized RBX, with the prior written consent of the 12% Indenture Trustee and the Informal Noteholders Committee, may apply to the Bankruptcy Court, pursuant to Bankruptcy Code
Section 1127, to modify the Plan, or remedy any defects or omissions in the Plan or to reconcile inconsistencies in the Plan. The Plan may not be altered, amended or modified without the written consent of, prior to the Effective Date, the Debtors or, after the Effective Date, Reorganized RBX.

        15.2 WITHDRAWAL OF PLAN. The Debtors reserve the right to revoke and withdraw the Plan at any time before the Confirmation Date or, if the conditions set forth in Section 13.2 hereof cannot be satisfied for any reason after the Confirmation Date, at any time up to the Effective Date.

                                  ARTICLE XVI

                                  MISCELLANEOUS

        16.1 PAYMENT DATES. Whenever any payment or distribution to be made under the Plan shall be due on a day other than a Business Day, such payment or distribution shall instead be made, without interest, on the immediately following Business Day.

        16.2 HEADINGS. The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the construction of the provisions of the Plan.

        16.3   NOTICES.

        All notices and requests in connection with the Plan shall be in writing and shall be hand delivered or sent by mail addressed to:

        RBX Corporation
        Attn: Eugene Davis
        5221 Valley Park Drive
        Roanoke, Virginia 24019

        with copies to:

        PACHULSKI, STANG, ZIEHL, YOUNG & JONES P.C.
        Laura Davis Jones
        Debra I. Grassgreen
        919 North Market Street, 16th Floor
        P.O. Box 8705
        Wilmington, Delaware 19899-8705
        (302) 652-4100
        (302) 652-4400 (facsimile)

        HUNTON & WILLIAMS
        Benjamin C. Ackerly
        Robert S. Westermann
        Riverfront Plaza, East Tower
        951 East Byrd Street
        Richmond, VA 23219
        (804) 788-8200
        (804) 788-8218 (facsimile)

        Attorneys for Debtors

All notices and requests to any Person holding of record any Claim or Interest shall be sent to them at their last known address or to the last known address of their attorney of record. Any such Person may designate in writing any other address for purposes of this Section 16.3, which designation will be effective on receipt.

        16.4 GOVERNING LAW. Except to the extent that the Bankruptcy Code or other federal law is applicable, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

        16.5 SUCCESSORS AND ASSIGNS. The rights, duties and obligations of any entity named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such entity.

        16.6 COMMITTEE. Following the Effective Date, the responsibilities of the Committee and its professionals shall be limited to (a) the preparation of their respective fee applications; (b) the review of and, if necessary, objection to Qualifying Class 5 Claims or settlements thereof pursuant to
Section 10.2.1 of this Plan; and (c) the review of and, if necessary, objection to claims of Professional Persons or the professionals retained by the Informal Noteholders Committee pursuant to Sections 10.3 and 10.4 of this Plan, respectively. The Committee may retain the professionals of its choice to assist it with such responsibilities, and the fees and expenses of such professionals shall be paid by Reorganized RBX; provided, however, that notwithstanding anything to the contrary in this Plan, the aggregate fees and expenses of all professionals employed by the Committee for post-Effective Date services that fall within the scope of subsection (b) of this Section shall not exceed $50,000 absent further order of the Bankruptcy Court.

        16.7 SEVERABILITY OF PLAN PROVISIONS. If, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall, with the consent of the Plan Proponent, have the power to interpret, modify or delete such term or provision (or portions thereof) to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be operative as interpreted, modified or deleted. Notwithstanding any such interpretation, modification or deletion, the remainder of the terms and provisions of the Plan shall in no way be affected, impaired or invalidated by such interpretation, modification or deletion.

        16.8 NO WAIVER. The failure of the Debtors to object to any Claim for purposes of voting shall not be deemed a waiver of the Debtors' or Reorganized RBX's right to object to or examine such Claim, in whole or in part.

        16.9 PAYMENT OF POSTPETITION INTEREST AND ATTORNEYS' FEES. Unless otherwise expressly provided in the Plan, or allowed by order of the Bankruptcy Court, or required to be paid pursuant to the DIP Facility Order or the Plan, the Debtors shall not be required to pay to any holder of a claim any interest, penalty or late charge, accruing on or after the Petition Date or any attorneys' fees with respect to such claim (except as may be specified in the Plan Documents).

        16.10 SERVICES BY AND FEES FOR PROFESSIONALS AND CERTAIN PARTIES. Fees and expenses for the professionals retained by the Debtors or the Committee for services rendered and costs incurred after the Petition Date and prior to the Effective Date will be fixed by the Bankruptcy Court after notice and a hearing and such fees and expenses will be paid by Reorganized RBX (less deductions for any and all amounts thereof already paid to such Persons) within five (5) Business Days after a Final Order of the Bankruptcy Court approving such fees and expenses. From and after the Effective Date, Reorganized RBX shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of the Professional Persons thereafter incurred by Reorganized RBX related to the implementation and consummation of the Plan and the prosecution of any objections to claims, litigation, or other rights of action reserved by the Debtors under the Plan.

        16.11 EXEMPTION FROM SECURITIES LAWS. The New Common Stock, the New Warrants and the New 12% Notes, distributed pursuant to this Plan are entitled to the benefits and exemptions provided by Bankruptcy Code Section 1145.

        16.12 EXEMPTION FROM CERTAIN TRANSFER TAXES. Pursuant to Bankruptcy Code Section 1146(c), any transfers from a Debtor to Reorganized RBX or any other Person or entity pursuant to the Plan including (a) the issuance, transfer, or exchange of New Securities, (b) the creation of any mortgage deed or trust, or other security interest in connection with the Exit Financing Facility or otherwise, and (c) the making of any agreement or instrument in furtherance of, or in connection with, this Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment.

16.13 INCONSISTENCIES. In the event the terms or provisions of the Plan are inconsistent with the terms and provisions of the Exhibit(s) to the Plan or documents executed in connection with the Plan, the terms of the Plan shall control.

Dated: May 11, 2001

                                       RBX Group, Inc.


                                       By:  /s/ Eugene Davis
                                           -------------------------------------
                                       Name:  Eugene Davis
                                       Title: Chief Restructuring Officer

                                       RBX Corporation

                                       By:  /s/ Eugene Davis
                                           -------------------------------------
                                       Name:  Eugene Davis
                                       Title: Chief Restructuring Officer

                                       Rubatex Corporation

                                       By:  /s/ Eugene Davis
                                           -------------------------------------
                                       Name:  Eugene Davis
                                       Title:    Chief Restructuring Officer

                                       Waltex Corporation

                                       By:  /s/ Eugene Davis
                                           -------------------------------------
                                       Name:  Eugene Davis
                                       Title: Chief Restructuring Officer

                                       Groendyk Manufacturing Company, Inc.

                                       By:  /s/ Eugene Davis
                                           -------------------------------------
                                       Name:  Eugene Davis
                                       Title: Chief Restructuring Officer

                                       UPR Disposition, Inc.

                                       By:  /s/ Eugene Davis
                                           -------------------------------------
                                       Name:  Eugene Davis
                                       Title: Chief Restructuring Officer

                                       Universal Rubber Company

                                       By:  /s/ Eugene Davis
                                           -------------------------------------
                                       Name:  Eugene Davis
                                       Title: Chief Restructuring Officer

                                       OleTex, Inc.

                                       By:  /s/ Eugene Davis
                                           -------------------------------------
                                       Name:  Eugene Davis
                                       Title: Chief Restructuring Officer
                                       Midwest Rubber Custom Mixing Corp.

                                       By:  /s/ Eugene Davis
                                           -------------------------------------
                                       Name:  Eugene Davis
                                       Title: Chief Restructuring Officer

                                       Hoover-Hanes Rubber Custom Mixing Corp.

                                       By:  /s/ Eugene Davis
                                           -------------------------------------
                                       Name:  Eugene Davis
                                       Title: Chief Restructuring Officer

PACHULSKI, STANG, ZIEHL, YOUNG & JONES P.C.
Laura Davis Jones
Debra Grassgreen
Jonathan J. Kim
919 North Market Street, 16th Floor
Wilmington, Delaware 19899-8705
Telephone: (302) 652-4100
Facsimile: (302) 652-4400

        -and-

HUNTON & WILLIAMS
Benjamin C. Ackerly (Bar No. 9120)
Robert S. Westermann (Bar No. 43294)
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, VA 23219
Telephone: (804) 788-8200
Facsimile: (804) 788-8218

Attorneys for Debtors and Debtors in Possession

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                                TABLE OF CONTENTS

                                                                                          PAGE
Article I         ..........................................................................2

        1.1    Definitions..................................................................2

               1.1.1  "Administrative Claim"................................................2

               1.1.2  "Administrative Claim Bar Date".......................................2

               1.1.3  "AIP".................................................................2

               1.1.4  "AIP Claim"...........................................................2

               1.1.5  "AIP Management Agreement"............................................3

               1.1.6  "Allowance Date"......................................................3

               1.1.7  "Allowed Amount"......................................................3

               1.1.8  "Allowed Claim".......................................................4

               1.1.9  "Allowed Interest"....................................................4

               1.1.10 "Alternative Lender"..................................................5

               1.1.11 "Amended and Restated By-Laws"........................................5

               1.1.12 "Amended and Restated Charter"........................................5

               1.1.13 "Avoidance Rights of Action"..........................................5

               1.1.14 "Ballot Date".........................................................5

               1.1.15 "Bankruptcy Code".....................................................5

               1.1.16 "Bankruptcy Court"....................................................5

               1.1.17 "Bankruptcy Rules"....................................................5

               1.1.18 "Business Day"........................................................5

               1.1.19 "Cases"...............................................................5

               1.1.20 "Cash"................................................................5

               1.1.21 "Chase"...............................................................6

               1.1.22 "Claim"...............................................................6

               1.1.23 "Class"...............................................................6

               1.1.24 "Committee"...........................................................6

               1.1.25 "Committee Avoidance Litigation"......................................6

               1.1.26 "Confirmation Date"...................................................6

               1.1.27 "Confirmation Hearing"................................................6

               1.1.28 "Confirmation Objection Date".........................................6

               1.1.29 "Confirmation Order"..................................................6

               1.1.30 "Congress"............................................................6

               1.1.31 "Creditor"............................................................6


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE
               1.1.32 "Critical Vendor".....................................................7

               1.1.33 "Critical Vendors Order"..............................................7

               1.1.34 "Debtor(s)"...........................................................7

               1.1.35 "Deficiency Claim"....................................................7

               1.1.36 "DIP Facility Agreement"..............................................7

               1.1.37 "DIP Facility Claims".................................................7

               1.1.38 "DIP Facility Order"..................................................7

               1.1.39 "DIP Lender"..........................................................7

               1.1.40 "Disclosure Statement"................................................8

               1.1.41 "Disputed Claim"......................................................8

               1.1.42 "Distribution Agent"..................................................8

               1.1.43 "Distribution Date"...................................................8

               1.1.44 "11 1/4% Indenture Trustee"...........................................8

               1.1.45 "11 1/4% Noteholder"..................................................9

               1.1.46 "11 1/4% Notes".......................................................9

               1.1.47 "11 1/4% Noteholder Claims"...........................................9

               1.1.48 "11 1/4% Note Indenture"..............................................9

               1.1.49 "Effective Date"......................................................9

               1.1.50 "Estate"..............................................................9

               1.1.51 "Existing Common Equity Interests"....................................9

               1.1.52 "Existing RBX Common Stock"...........................................9

               1.1.53 "Existing Securities".................................................9

               1.1.54 "Exit Financing Agreements"..........................................10

               1.1.55 "Exit Financing Facility"............................................10

               1.1.56 "Exit Lender"........................................................10

               1.1.57 "Exit Loan Agreement"................................................10

               1.1.58 "Fee Applications"...................................................10

               1.1.59 "Fee Claim"..........................................................10

               1.1.60 "Filed"..............................................................10

               1.1.61 "Final Order"........................................................10

               1.1.62 "Holder".............................................................10

               1.1.63 "Incentive Plan".....................................................11

               1.1.64 "Informal Noteholders Committee".....................................11


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE
               1.1.65 "Interest"...........................................................11

               1.1.66 "Intracompany Claim".................................................11

               1.1.67 "Lien"...............................................................11

               1.1.68 "Management Options".................................................11

               1.1.69 "New Common Stock"...................................................11

               1.1.70 "New Revolving Credit Agreement".....................................12

               1.1.71 "New Securities".....................................................12

               1.1.72 "New 12% Indenture Trustee"..........................................12

               1.1.73 "New 12% Note Indenture".............................................12

               1.1.74 "New 12% Noteholder".................................................12

               1.1.75 "New 12% Notes"......................................................12

               1.1.76 "New Term Loan Agreement"............................................12

               1.1.77 "New Warrants".......................................................12

               1.1.78 "OleTex".............................................................13

               1.1.79 "PBGC"...............................................................13

               1.1.80 "Parent".............................................................13

               1.1.81 "Pension Plans"......................................................13

               1.1.82 "Person".............................................................13

               1.1.83 "Petition Date"......................................................13

               1.1.84 "Plan"...............................................................13

               1.1.85 "Plan Documents".....................................................14

               1.1.86 "Plan Proponent".....................................................14

               1.1.87 "Plan Rate"..........................................................14

               1.1.88 "Preferred Equity Interests".........................................14

               1.1.89 "Prepetition Lender Claims"..........................................14

               1.1.90 "Prepetition Lenders"................................................14

               1.1.91 "Prepetition Revolving Credit Agreement".............................14

               1.1.92 "Prepetition Revolving Credit Documents".............................14

               1.1.93 "Priority Claim".....................................................14

               1.1.94 "Pro Rata"...........................................................14

               1.1.95 "Professional Person"................................................15

               1.1.96 "RBX"................................................................15

               1.1.97 "RBX Corp."..........................................................15


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE
               1.1.98 "Reclamation Claim"..................................................15

               1.1.99 "Record Date"........................................................15

               1.1.100 "Registration Rights Agreement".....................................15

               1.1.101 "Reorganized OleTex"................................................15

               1.1.102 "Reorganized RBX"...................................................15

               1.1.103 "Releasees".........................................................15

               1.1.104 "Reserved Cash".....................................................15

               1.1.105 "Rights of Action"..................................................16

               1.1.106 "Schedules".........................................................16

               1.1.107 "Schedule of Assumed Contracts".....................................16

               1.1.108 "Schedule of Unimpaired Contracts"..................................16

               1.1.109 "Secured Claim".....................................................16

               1.1.110 "12% Indenture Trustee".............................................16

               1.1.111 "12% Note Indenture"................................................16

               1.1.112 "12% Noteholder"....................................................17

               1.1.113 "12% Noteholder Claims".............................................17

               1.1.114 "12% Notes".........................................................17

               1.1.115 "Tax"...............................................................17

               1.1.116 "Tax Claim".........................................................17

               1.1.117 "Unclaimed Property"................................................17

               1.1.118 "Unsecured Claims"..................................................17

               1.1.119 "Valuation Motion"..................................................17

               1.1.120 "Voting Procedures Order"...........................................18

               1.1.121 "Voting Tabulator"..................................................18

               1.1.122 "Warrant Agreement".................................................18

        1.2    Other Terms.................................................................18

Article II        .........................................................................18

        2.1    Administrative Claims.......................................................18

               2.1.1  DIP Facility Claims..................................................18

               2.1.2  Other Administrative Claims..........................................22

        2.2    Tax Claims..................................................................23

Article III       .........................................................................23

        3.1    Class 1 - Priority Claims...................................................23


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE
        3.2    Class 2 - Prepetition Lender Claims.........................................23

        3.3    Class 3 - 12% Noteholder Claims.............................................23

        3.4    Class 4 - Other Secured Claims..............................................23

        3.5    Class 5 - General Unsecured Claims..........................................23

        3.6    Class 6 - Claims of Critical Vendors........................................24

        3.7    Class 7 - Intentionally Omitted.............................................24

        3.8    Class 8 - Insider Claims: Intracompany Claims and the AIP Claim.............24

        3.9    Class 9 - Preferred Equity Interests in the Parent..........................24

        3.10   Class 10 - Common Equity Interests in all Debtors...........................24

Article IV        .........................................................................24

        4.1    Classes of Claims and Interests that are Not Impaired.......................24

        4.2    Impaired Classes of Claims and Interests....................................24

Article V         .........................................................................24

        5.1    Class 1 - Priority Claims...................................................24

        5.2    Class 2 - Prepetition Lender Claims.........................................24

        5.3    Class 3 - 12% Noteholder Claims.............................................25

        5.4    Class 4 - Other Secured Claims..............................................25

        5.5    Class 5 - General Unsecured Claims..........................................26

        5.6    Class 6 - Claims of Critical Vendors........................................26

        5.7    Class 7 - Intentionally Omitted.............................................26

        5.8    Class 8 - Insider Claims: Intracompany Claims and the AIP Claim.............26

        5.9    Class 9 - Preferred Equity Interests In the Parent..........................26

        5.10   Class 10 - Common Equity Interests..........................................26

Article VI        .........................................................................27

        6.1    Classes Entitled to Vote....................................................27

        6.2    Nonconsensual Confirmation..................................................27

Article VII       .........................................................................27

        7.1    Internal Reorganization.....................................................27

        7.2    Sources of Funds............................................................28

        7.3    Substantive Consolidation...................................................28

        7.4    Procedure Related to Consolidation..........................................29

        7.5    Potential Creation of Subsidiaries or Affiliates............................29

        7.6    Issuance of New Securities..................................................30


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE
        7.7    Amended and Restated Charter and By-Laws....................................30

        7.8    Management/Board of Directors...............................................30

        7.9    Incentive Plan..............................................................30

        7.10   Pension Plans and Other Retiree Benefits....................................30

        7.11   Corporate Actions...........................................................31

        7.12   Dismissal of Certain Proceedings............................................33

Article VIII      .........................................................................33

        8.1    Assumed Contracts and Unimpaired Contracts..................................33

        8.2    Objections to Assumption of Executory Contracts and Unexpired Leases........34

                      (a)    Objection Procedure Generally.................................34

                      (b)    Objection Based on Grounds Other Than "Cure" Amount...........34

                      (c)    Objection Based on "Cure" Amount..............................34

        8.3    Objections to Schedule of Unimpaired Contracts..............................35

        8.4    Payment Related to Assumption of Executory Contracts and Unexpired
               Leases......................................................................35

        8.5    Executory Contracts and Unexpired Leases to be Rejected.....................36

        8.6    Bar Date for Rejection Damages..............................................36

Article IX        .........................................................................37

        9.1    Distributions to Distribution Agent.........................................37

        9.2    Distributions...............................................................37

               9.2.1  Distribution Agent...................................................37

               9.2.2  Dates of Distributions...............................................37

               9.2.3  Manner of Distribution...............................................38

        9.3    Undeliverable Distributions.................................................38

        9.4    Old Securities and Instruments..............................................38

               9.4.1  Surrender and Cancellation of Instruments............................38

               9.4.2  Rights of Persons Holding Old Securities.............................39

               9.4.3  Cancellation of Liens................................................39

        9.5    Fractional Securities and Rounding of Payments..............................39

        9.6    No De Minimus Distributions.................................................40

        9.7    Compliance with Tax Requirements............................................40

        9.8    Distribution of Unclaimed Property..........................................41

        9.9    Setoff......................................................................41


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE
        9.10   Record Date.................................................................41

Article X         .........................................................................42

        10.1   Rights of Action............................................................42

        10.2   Objections to Claims and Other Rights of Action.............................42

               10.2.1 Committee Review and Prosecution of Claims Objections and Other
                      Matters..............................................................42

        10.3   Bar Date for Administrative Claims..........................................43

        10.4   Special Provisions Regarding the 12% Indenture Trustee's Fees and
               Expenses and the Fees and Expenses of Professionals Retained by the
               Informal Noteholders Committee..............................................44

        10.5   Special Provisions Regarding the 11 1/4% Indenture Trustee's Fees and
               Expenses and the Fees and Expenses of Professionals Retained by the 11
               1/4% Indenture Trustee......................................................45

        10.6   Treatment of Disputed Claims................................................46

               10.6.1 No Distribution Pending Allowance....................................46

               10.6.2 Distribution After Allowance.........................................47

               10.6.3 Reserves for Disputed Claims.........................................47

Article XI        .........................................................................47

        11.1   Discharge...................................................................47

        11.2   Revesting...................................................................48

        11.3   Preservation of All Rights of Action........................................48

Article XII       .........................................................................49

        12.1   Release of Releasees by Debtors.............................................49

        12.2   Release of Released Parties.................................................50

        12.3   Injunctions and Stays.......................................................51

        12.4   Exculpation.................................................................52

        12.5   Indemnification Obligations.................................................53

                      (a)    Post-Confirmation Indemnity Insurance.........................53

                      (b)    Continuing Indemnification....................................53

Article XIII      .........................................................................54

        13.1   Conditions Precedent to Plan Confirmation...................................54

        13.2   Conditions Precedent to Plan Effectiveness..................................56

Article XIV       .........................................................................57

        14.1   Retention of Jurisdiction...................................................57

Article XV        .........................................................................59


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE
        15.1   Modification of Plan........................................................59

        15.2   Withdrawal of Plan..........................................................59

Article XVI       .........................................................................59

        16.1   Payment Dates...............................................................59

        16.2   Headings....................................................................60

        16.3   Notices.....................................................................60

        16.4   Governing Law...............................................................60

        16.5   Successors and Assigns......................................................61

        16.6   Committee...................................................................61

        16.7   Severability of Plan Provisions.............................................61

        16.8   No Waiver...................................................................61

        16.9   Payment of Postpetition Interest and Attorneys' Fees........................62

        16.10  Services by and Fees for Professionals and Certain Parties..................62

        16.11  Exemption from Securities Laws..............................................62

        16.12  Exemption from Certain Transfer Taxes.......................................62

        16.13  Inconsistencies.............................................................63


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        An extra section break has been inserted above this paragraph. Do not delete this section break if you plan to add text after the Table of
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Table of Contents/Authorities.



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